CALCULATION OF REGISTRATION FEE

Title of Each Class of Securities Offered	Maximum Aggregate Offering Price	Amount of Registration Fee
Contingent Income Auto-Callable Securities due 2024	$250,000	$32.45

December 2019

Pricing Supplement No. 3,012

Registration Statement Nos. 333-221595; 333-221595-01

Dated December 23, 2019

Filed pursuant to Rule 424(b)(2)

Morgan Stanley Finance LLC

Structured Investments

Opportunities in U.S. Equities

Contingent Income Auto-Callable Securities due December 27, 2024, with 6-month Initial Non-Call Period

All Payments on the Securities Based on the Worst Performing of the Financial Select Sector SPDR® Fund, the Energy Select Sector SPDR® Fund and the Utilities Select Sector SPDR® Fund

Fully and Unconditionally Guaranteed by Morgan Stanley

Principal at Risk Securities

The securities are unsecured obligations of Morgan Stanley Finance LLC (“MSFL”) and are fully and unconditionally guaranteed by Morgan Stanley. The securities have the terms described in the accompanying product supplement, index supplement and prospectus, as supplemented or modified by this document. The securities do not guarantee the repayment of principal and do not provide for the regular payment of interest. Instead, the securities will pay a contingent monthly coupon but only if the determination closing price of each of the Financial Select Sector SPDR® Fund, the Energy Select Sector SPDR® Fund and the Utilities Select Sector SPDR® Fund, which we refer to as the underlying shares, is at or above 75% of its respective initial share price, which we refer to as the coupon threshold level, on the related observation date. If, however, the determination closing price of any of the underlying shares is less than its respective coupon threshold level on any observation date, we will pay no interest for the related monthly period. In addition, the securities will be automatically redeemed if the determination closing price of each of the underlying shares is greater than or equal to 100% of its respective initial share price, which we refer to as the respective call threshold level, on any quarterly redemption determination date (beginning approximately six months after the original issue date) for the early redemption payment equal to the sum of the stated principal amount plus the related contingent monthly coupon. No further payments will be made on the securities once they have been redeemed. At maturity, if the securities have not previously been redeemed and the final share price of each of the underlying shares is greater than or equal to 65% of its respective initial share price, which we refer to as the respective downside threshold level, the payment at maturity will be the stated principal amount and, if the final share price of each of the underlying shares is also greater than or equal to its respective coupon threshold level, the related contingent monthly coupon. However, if the final share price of any of the underlying shares is less than its respective downside threshold level, investors will be exposed to the decline in the worst performing underlying shares on a 1-to-1 basis, and will receive a payment at maturity that is less than 65% of the stated principal amount of the securities and could be zero. Accordingly, investors in the securities must be willing to accept the risk of losing their entire initial investment and also the risk of not receiving any contingent monthly coupons throughout the 5-year term of the securities. These long-dated securities are for investors who are willing to risk their principal and seek an opportunity to earn interest at a potentially above-market rate in exchange for the risk of receiving no monthly interest over the entire 5-year term and in exchange for the possibility of an automatic early redemption prior to maturity. Because all payments on the securities are based on the worst performing of the underlying shares, the fact that the securities are linked to three underlying shares does not provide any asset diversification benefits and instead means that a decline beyond the respective coupon threshold level or respective downside threshold level, as applicable of any of the underlying shares will result in no contingent monthly coupon payments or a significant loss of your investment, as applicable, even if the other underlying shares have appreciated or have not declined as much. Investors will not participate in any appreciation of any of the underlying shares. The securities are notes issued as part of MSFL’s Series A Global Medium-Term Notes program.

All payments are subject to our credit risk. If we default on our obligations, you could lose some or all of your investment. These securities are not secured obligations and you will not have any security interest in, or otherwise have any access to, any underlying reference asset or assets.

FINAL TERMS
Issuer:	Morgan Stanley Finance LLC
Guarantor:	Morgan Stanley
Underlying shares:	Financial Select Sector SPDR® Fund (the “XLF Shares”), Energy Select Sector SPDR® Fund (the “XLE Shares”) and Utilities Select Sector SPDR® Fund (the “XLU Shares”)
Aggregate principal amount:	$250,000
Stated principal amount:	$1,000 per security
Issue price:	$1,000 per security
Pricing date:	December 23, 2019
Original issue date:	December 27, 2019 (3 business days after the pricing date)
Maturity date:	December 27, 2024
Early redemption:

The securities are not subject to early redemption until six months after the original issue date. Following this six-month non-call period, if, on any quarterly redemption determination date, beginning on June 23, 2020, the determination closing price of each of the underlying shares is greater than or equal to its respective call threshold level, the securities will be automatically redeemed for an early redemption payment on the related early redemption date. No further payments will be made on the securities once they have been redeemed.

The securities will not be redeemed early on any early redemption date if the determination closing price of any of the underlying shares is below its respective call threshold level on the related redemption determination date.

Early redemption payment:	The early redemption payment will be an amount equal to (i) the stated principal amount for each security you hold plus (ii) the contingent monthly coupon with respect to the related observation date.
Determination closing price:	With respect to each of the underlying shares, the closing price of such underlying shares on any redemption determination date or observation date (other than the final observation date), times the adjustment factor on such redemption determination date or observation date, as applicable
Redemption determination dates:	Beginning after six months, quarterly, on June 23, 2020, September 23, 2020, December 23, 2020, March 23, 2021, June 23, 2021, September 23, 2021, December 23, 2021, March 23, 2022, June 23, 2022, September 23, 2022, December 23, 2022, March 23, 2023, June 23, 2023, September 25, 2023, December 26, 2023, March 25, 2024, June 24, 2024 and September 23, 2024, subject to postponement for non-trading days and certain market disruption events.
Early redemption dates:	Quarterly, on June 26, 2020, September 28, 2020, December 29, 2020, March 26, 2021, June 28, 2021, September 28, 2021, December 29, 2021, March 28, 2022, June 28, 2022, September 28, 2022, December 29, 2022, March 28, 2023, June 28, 2023, September 28, 2023, December 29, 2023, March 28, 2024, June 27, 2024 and September 26, 2024; provided that if any such day is not a business day, that early redemption payment, if payable, will be made on the next succeeding business day and no adjustment will be made to any early redemption payment made on that succeeding business day.
Contingent monthly coupon:

A contingent monthly coupon at an annual rate of 10.00% (corresponding to approximately $8.333 per month per security) will be paid on the securities on each coupon payment date but only if the determination closing price of each of the underlying shares is at or above its respective coupon threshold level on the related observation date.

If, on any observation date, the determination closing price of any of the underlying shares is less than its respective coupon threshold level, no contingent monthly coupon will be paid with respect to that observation date. It is possible that one or more of the underlying shares will remain below their respective coupon threshold levels for extended periods of time or even throughout the entire 5-year term of the securities so that you will receive few or no contingent monthly coupons.

Downside threshold level:

With respect to the XLF Shares, $19.897, which is equal to approximately 65% of its initial share price

With respect to the XLE Shares, $40.294, which is equal to approximately 65% of its initial share price

With respect to the XLU Shares, $41.594, which is equal to approximately 65% of its initial share price

Coupon threshold level:

With respect to the XLF Shares, $22.958, which is equal to approximately 75% of its initial share price

With respect to the XLE Shares, $46.493, which is equal to approximately 75% of its initial share price

With respect to the XLU Shares, $47.993, which is equal to approximately 75% of its initial share price

Payment at maturity:

If the securities are not redeemed prior to maturity, investors will receive a payment at maturity determined as follows:

•  If the final share price of each of the underlying shares is greater than or equal to its respective downside threshold level: the stated principal amount and, if the final share price of each of the underlying shares is also greater than or equal to its respective coupon threshold level, the contingent monthly coupon with respect to the final observation date

•  If the final share price of any of the underlying shares is less than its respective downside threshold level: (i) the stated principal amount multiplied by (ii) the share performance factor of the worst performing underlying shares

Under these circumstances, the payment at maturity will be significantly less than the stated principal amount of $1,000, and will represent a loss of more than 35%, and possibly all, of your investment.

Terms continued on the following page
Agent:	Morgan Stanley & Co. LLC (“MS & Co.”), an affiliate of MSFL and a wholly owned subsidiary of Morgan Stanley. See “Supplemental information regarding plan of distribution; conflicts of interest.”
Estimated value on the pricing date:	$962.60 per security. See “Investment Summary” beginning on page 3.
Commissions and issue price:	Price to public	Agent’s commissions and fees(1)	Proceeds to us(2)
Per security	$1,000	$33.50	$966.50
Total	$250,000	$8,375	$241,625
(1)	Selected dealers and their financial advisors will collectively receive from the agent, MS & Co., a fixed sales commission of $33.50 for each security they sell. See “Supplemental information regarding plan of distribution; conflicts of interest.” For additional information, see “Plan of Distribution (Conflicts of Interest)” in the accompanying product supplement.

(2)	See “Use of proceeds and hedging” on page 37.

The securities involve risks not associated with an investment in ordinary debt securities. See “Risk Factors” beginning on page 14.

The Securities and Exchange Commission and state securities regulators have not approved or disapproved these securities, or determined if this document or the accompanying product supplement, index supplement and prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

The securities are not deposits or savings accounts and are not insured by the Federal Deposit Insurance Corporation or any other governmental agency or instrumentality, nor are they obligations of, or guaranteed by, a bank.

You should read this document together with the related product supplement, index supplement and prospectus, each of which can be accessed via the hyperlinks below. Please also see “Additional Terms of the Securities” and “Additional Information About the Securities” at the end of this document.

As used in this document, “we,” “us” and “our” refer to Morgan Stanley or MSFL, or Morgan Stanley and MSFL collectively, as the context requires.

Product Supplement for Auto-Callable Securities dated November 16, 2017       Index Supplement dated November 16, 2017

Prospectus dated November 16, 2017

Morgan Stanley Finance LLC

Contingent Income Auto-Callable Securities due December 27, 2024, with 6-month Initial Non-Call Period

All Payments on the Securities Based on the Worst Performing of the Financial Select Sector SPDR® Fund, the Energy Select Sector SPDR® Fund and the Utilities Select Sector SPDR® Fund

Principal at Risk Securities

Terms continued from previous page:
Call threshold level:

With respect to the XLF Shares, $30.61, which is equal to 100% of its initial share price

With respect to the XLE Shares, $61.99, which is equal to 100% of its initial share price

With respect to the XLU Shares, $63.99, which is equal to 100% of its initial share price

Initial share price:

With respect to the XLF Shares, $30.61, which is its closing price on the pricing date

With respect to the XLE Shares, $61.99, which is its closing price on the pricing date

With respect to the XLU Shares, $63.99, which is its closing price on the pricing date

Coupon payment dates:	Monthly, beginning January 28, 2020, as set forth under “Observation Dates and Coupon Payment Dates” below; provided that if any such day is not a business day, that coupon payment will be made on the next succeeding business day and no adjustment will be made to any coupon payment made on that succeeding business day.
Observation dates:	Monthly, as set forth under “Observation Dates and Coupon Payment Dates” below, subject, independently in the case of each of the underlying shares, to postponement for non-trading days and certain market disruption events. We also refer to December 23, 2024 as the final observation date.
Final share price:	With respect to each of the underlying shares, the closing price of such underlying shares on the final observation date times the adjustment factor on such date
Adjustment factor:	With respect to each of the underlying shares, 1.0, subject to adjustment in the event of certain events affecting such underlying shares
Worst performing underlying shares:	The underlying shares with the largest percentage decrease from the respective initial share price to the respective final share price
Share performance factor:	Final share price divided by the initial share price
CUSIP / ISIN:	61769H4Y8 / US61769H4Y81
Listing:	The securities will not be listed on any securities exchange.

Observation Dates and Coupon Payment Dates

Observation Dates	Coupon Payment Dates
1/23/2020	1/28/2020
2/24/2020	2/27/2020
3/23/2020	3/26/2020
4/23/2020	4/28/2020
5/26/2020	5/29/2020
6/23/2020	6/26/2020
7/23/2020	7/28/2020
8/24/2020	8/27/2020
9/23/2020	9/28/2020
10/23/2020	10/28/2020
11/23/2020	11/27/2020
12/23/2020	12/29/2020
1/25/2021	1/28/2021
2/23/2021	2/26/2021
3/23/2021	3/26/2021
4/23/2021	4/28/2021
5/24/2021	5/27/2021
6/23/2021	6/28/2021
7/23/2021	7/28/2021
8/23/2021	8/26/2021
9/23/2021	9/28/2021
10/25/2021	10/28/2021
11/23/2021	11/29/2021
12/23/2021	12/29/2021
1/24/2022	1/27/2022
2/23/2022	2/28/2022
3/23/2022	3/28/2022
4/25/2022	4/28/2022
5/23/2022	5/26/2022
6/23/2022	6/28/2022
7/25/2022	7/28/2022
8/23/2022	8/26/2022
9/23/2022	9/28/2022
10/24/2022	10/27/2022
11/23/2022	11/29/2022
12/23/2022	12/29/2022
1/23/2023	1/26/2023
2/23/2023	2/28/2023
3/23/2023	3/28/2023
4/24/2023	4/27/2023
5/23/2023	5/26/2023
6/23/2023	6/28/2023

December 2019	Page 2

Morgan Stanley Finance LLC

Contingent Income Auto-Callable Securities due December 27, 2024, with 6-month Initial Non-Call Period

All Payments on the Securities Based on the Worst Performing of the Financial Select Sector SPDR® Fund, the Energy Select Sector SPDR® Fund and the Utilities Select Sector SPDR® Fund

Principal at Risk Securities

Observation Dates	Coupon Payment Dates
7/24/2023	7/27/2023
8/23/2023	8/28/2023
9/25/2023	9/28/2023
10/23/2023	10/26/2023
11/24/2023	11/29/2023
12/26/2023	12/29/2023
1/23/2024	1/26/2024
2/23/2024	2/28/2024
3/25/2024	3/28/2024
4/23/2024	4/26/2024
5/23/2024	5/29/2024
6/24/2024	6/27/2024
7/23/2024	7/26/2024
8/23/2024	8/28/2024
9/23/2024	9/26/2024
10/23/2024	10/28/2024
11/25/2024	11/29/2024
12/23/2024 (final observation date)	12/27/2024 (maturity date)

December 2019	Page 3

Morgan Stanley Finance LLC

Contingent Income Auto-Callable Securities due December 27, 2024, with 6-month Initial Non-Call Period

All Payments on the Securities Based on the Worst Performing of the Financial Select Sector SPDR® Fund, the Energy Select Sector SPDR® Fund and the Utilities Select Sector SPDR® Fund

Principal at Risk Securities

Investment Summary

Contingent Income Auto-Callable Securities

Principal at Risk Securities

Contingent Income Auto-Callable Securities due December 27, 2024, with 6-month Initial Non-Call Period All Payments on the Securities Based on the Worst Performing of the Financial Select Sector SPDR® Fund, the Energy Select Sector SPDR® Fund and the Utilities Select Sector SPDR® Fund (the “securities”) do not provide for the regular payment of interest. Instead, the securities will pay a contingent monthly coupon but only if the determination closing price of each of the Financial Select Sector SPDR® Fund, the Energy Select Sector SPDR® Fund and the Utilities Select Sector SPDR® Fund, which we refer to as the underlying shares, is at or above 75% of its respective initial share price, which we refer to as the coupon threshold level, on the related observation date. If, however, the determination closing price of any of the underlying shares is less than its respective coupon threshold level on any observation date, we will pay no interest for the related monthly period. In addition, the securities will be automatically redeemed if the determination closing price of each of the underlying shares is greater than or equal to its respective call threshold level on any quarterly redemption determination date for the early redemption payment equal to the sum of the stated principal amount plus the related contingent monthly coupon. No further payments will be made on the securities once they have been redeemed. At maturity, if the securities have not previously been redeemed and the final share price of each of the underlying shares is greater than or equal to its respective downside threshold level, the payment at maturity will be the stated principal amount and, if the final share price of each of the underlying shares is also greater than or equal to its respective coupon threshold level, the related contingent monthly coupon. However, if the final share price of any of the underlying shares is less than its respective downside threshold level, which is 65% of the respective initial share price, investors will be exposed to the decline in the worst performing underlying shares on a 1-to-1 basis, and will receive a payment at maturity that is less than 65% of the stated principal amount of the securities and could be zero. Accordingly, investors in the securities must be willing to accept the risk of losing their entire initial investment and also the risk of not receiving any contingent monthly coupons throughout the 5-year term of the securities. Investors will not participate in any appreciation in the price of any of the underlying shares.

Maturity:	5 years

Contingent monthly coupon:	A contingent monthly coupon at an annual rate of 10.00% (corresponding to approximately $8.333 per month per security) will be paid on the securities on each coupon payment date but only if the determination closing price of each of the underlying shares is at or above its respective coupon threshold level on the related observation date. If on any observation date, the determination closing price of any of the underlying shares is less than its respective coupon threshold level, we will pay no coupon for the applicable monthly period.

Automatic early redemption quarterly beginning after six months:	Starting after six months, if the determination closing price of each of the underlying shares is greater than or equal to its respective call threshold level on any quarterly redemption determination date, beginning on June 23, 2020 (approximately six months after the original issue date), the securities will be automatically redeemed for an early redemption payment equal to the stated principal amount plus the contingent monthly coupon with respect to the related observation date. No further payments will be made on the securities once they have been redeemed.

Payment at maturity:

If the securities have not previously been redeemed and the final share price of each of the underlying shares is greater than or equal to its respective downside threshold level, the payment at maturity will be the stated principal amount and, if the final share price of each of the underlying shares is also greater than or equal to its respective coupon threshold level, the related contingent monthly coupon.

If the final share price of any of the underlying shares is less than its respective downside threshold level, investors will receive a payment at maturity based on the decline in the worst performing underlying shares over the term of the securities. Under these circumstances, the payment at maturity will be less than 65% of the stated principal amount of the securities and could be zero. Accordingly, investors in the securities must be

December 2019	Page 4

Morgan Stanley Finance LLC

Contingent Income Auto-Callable Securities due December 27, 2024, with 6-month Initial Non-Call Period

All Payments on the Securities Based on the Worst Performing of the Financial Select Sector SPDR® Fund, the Energy Select Sector SPDR® Fund and the Utilities Select Sector SPDR® Fund

Principal at Risk Securities

willing to accept the risk of losing their entire initial investment.

December 2019	Page 5

Morgan Stanley Finance LLC

Contingent Income Auto-Callable Securities due December 27, 2024, with 6-month Initial Non-Call Period

All Payments on the Securities Based on the Worst Performing of the Financial Select Sector SPDR® Fund, the Energy Select Sector SPDR® Fund and the Utilities Select Sector SPDR® Fund

Principal at Risk Securities

The original issue price of each security is $1,000. This price includes costs associated with issuing, selling, structuring and hedging the securities, which are borne by you, and, consequently, the estimated value of the securities on the pricing date is less than $1,000. We estimate that the value of each security on the pricing date is $962.60.

What goes into the estimated value on the pricing date?

In valuing the securities on the pricing date, we take into account that the securities comprise both a debt component and a performance-based component linked to the underlying shares. The estimated value of the securities is determined using our own pricing and valuation models, market inputs and assumptions relating to the underlying shares, instruments based on the underlying shares, volatility and other factors including current and expected interest rates, as well as an interest rate related to our secondary market credit spread, which is the implied interest rate at which our conventional fixed rate debt trades in the secondary market.

What determines the economic terms of the securities?

In determining the economic terms of the securities, including the contingent monthly coupon rate, the call threshold levels, the coupon threshold levels and the downside threshold levels, we use an internal funding rate, which is likely to be lower than our secondary market credit spreads and therefore advantageous to us. If the issuing, selling, structuring and hedging costs borne by you were lower or if the internal funding rate were higher, one or more terms of the securities would be more favorable to you.

What is the relationship between the estimated value on the pricing date and the secondary market price of the securities?

The price at which MS & Co. purchases the securities in the secondary market, absent changes in market conditions, including those related to the underlying shares, may vary from, and be lower than, the estimated value on the pricing date, because the secondary market price takes into account our secondary market credit spread as well as the bid-offer spread that MS & Co. would charge in a secondary market transaction of this type and other factors. However, because the costs associated with issuing, selling, structuring and hedging the securities are not fully deducted upon issuance, for a period of up to 6 months following the issue date, to the extent that MS & Co. may buy or sell the securities in the secondary market, absent changes in market conditions, including those related to the underlying shares, and to our secondary market credit spreads, it would do so based on values higher than the estimated value. We expect that those higher values will also be reflected in your brokerage account statements.

MS & Co. may, but is not obligated to, make a market in the securities and, if it once chooses to make a market, may cease doing so at any time.

December 2019	Page 6

Morgan Stanley Finance LLC

Contingent Income Auto-Callable Securities due December 27, 2024, with 6-month Initial Non-Call Period

All Payments on the Securities Based on the Worst Performing of the Financial Select Sector SPDR® Fund, the Energy Select Sector SPDR® Fund and the Utilities Select Sector SPDR® Fund

Principal at Risk Securities

Key Investment Rationale

The securities do not provide for the regular payment of interest. Instead, the securities will pay a contingent monthly coupon but only if the determination closing price of each of the underlying shares is at or above its respective downside threshold level on the related observation date. The securities have been designed for investors who are willing to forgo market floating interest rates and risk the loss of principal and accept the risk of receiving few or no coupon payments for the entire 5-year term of the securities in exchange for an opportunity to earn interest at a potentially above-market rate if all of the underlying shares close at or above their respective coupon threshold levels on each monthly observation date, unless the securities are redeemed early. The following scenarios are for illustration purposes only to demonstrate how the coupon and the payment at maturity (if the securities have not previously been redeemed) are calculated, and do not attempt to demonstrate every situation that may occur. Accordingly, the securities may or may not be redeemed, the contingent monthly coupon may be payable in none of, or some but not all of, the monthly periods during the 5-year term of the securities, and the payment at maturity may be less than 65% of the stated principal amount of the securities and may be zero.

Scenario 1: The securities are redeemed prior to maturity

This scenario assumes that, prior to early redemption, each of the underlying shares closes at or above its respective coupon threshold level on some monthly observation dates, but one or more of the underlying shares close below the respective coupon threshold level(s) on the others. Investors receive the contingent monthly coupon for the monthly periods for which the determination closing price of each of the underlying shares is at or above its respective coupon threshold level on the related observation date, but not for the monthly periods for which the determination closing price of any of the underlying shares is below the respective coupon threshold level(s) on the related observation date.

Starting after six months, when each of the underlying shares closes at or above its respective call threshold level on a quarterly redemption determination date, the securities will be automatically redeemed for the stated principal amount plus the contingent monthly coupon with respect to the related observation date.

Scenario 2: The securities are not redeemed prior to maturity, and investors receive principal back at maturity	This scenario assumes that each of the underlying shares closes at or above its respective coupon threshold level on some monthly observation dates, but one or more of the underlying shares close below the respective coupon threshold level(s) on the others, and at least one of the underlying shares closes below its call threshold level on every quarterly redemption determination date. Consequently, the securities are not redeemed early, and investors receive the contingent monthly coupon for the monthly periods for which the determination closing price of each of the underlying shares is at or above its respective coupon threshold level on the related observation date, but not for the monthly periods for which the determination closing price of one or more of the underlying shares is below the respective coupon threshold level(s) on the related observation date. On the final observation date, each of the underlying shares closes at or above its respective downside threshold level. At maturity, investors will receive the stated principal amount and, if the final share price of each of the underlying shares is also greater than or equal to its respective coupon threshold level, the contingent monthly coupon with respect to the final observation date.

December 2019	Page 7

Morgan Stanley Finance LLC

Contingent Income Auto-Callable Securities due December 27, 2024, with 6-month Initial Non-Call Period

All Payments on the Securities Based on the Worst Performing of the Financial Select Sector SPDR® Fund, the Energy Select Sector SPDR® Fund and the Utilities Select Sector SPDR® Fund

Principal at Risk Securities

Scenario 3: The securities are not redeemed prior to maturity, and investors suffer a substantial loss of principal at maturity	This scenario assumes that each of the underlying shares closes at or above its respective coupon threshold level on some monthly observation dates, but one or more of the underlying shares close below the respective coupon threshold level(s) on the others, and at least one of the underlying shares closes below its call threshold level on every quarterly redemption determination date. Consequently, the securities are not redeemed early, and investors receive the contingent monthly coupon for the monthly periods for which the determination closing price of each of the underlying shares is greater than or equal to its respective downside threshold level on the related observation date, but not for the monthly periods for which the determination closing price of one or more of the underlying shares are below the respective coupon threshold level(s) on the related observation date. On the final observation date, one or more of the underlying shares close below the respective downside threshold level(s). At maturity, investors will receive an amount equal to the stated principal amount multiplied by the share performance factor of the worst performing underlying shares. Under these circumstances, the payment at maturity will be less than 65% of the stated principal amount and could be zero. No coupon will be paid at maturity in this scenario.

December 2019	Page 8

Morgan Stanley Finance LLC

Contingent Income Auto-Callable Securities due December 27, 2024, with 6-month Initial Non-Call Period

All Payments on the Securities Based on the Worst Performing of the Financial Select Sector SPDR® Fund, the Energy Select Sector SPDR® Fund and the Utilities Select Sector SPDR® Fund

Principal at Risk Securities

How the Securities Work

The following diagrams illustrate the potential outcomes for the securities depending on (1) the determination closing prices on each monthly observation date, (2) the determination closing prices on each quarterly redemption determination date and (3) the final share prices. Please see “Hypothetical Examples” below for an illustration of hypothetical payouts on the securities.

Diagram #1: Contingent Monthly Coupons (Beginning on the First Coupon Payment Date until Early Redemption or Maturity)

Diagram #2: Automatic Early Redemption (Beginning After Six Months)

December 2019	Page 9

Morgan Stanley Finance LLC

Contingent Income Auto-Callable Securities due December 27, 2024, with 6-month Initial Non-Call Period

All Payments on the Securities Based on the Worst Performing of the Financial Select Sector SPDR® Fund, the Energy Select Sector SPDR® Fund and the Utilities Select Sector SPDR® Fund

Principal at Risk Securities

Diagram #3: Payment at Maturity if No Automatic Early Redemption Occurs

For more information about the payout upon an early redemption or at maturity in different hypothetical scenarios, see “Hypothetical Examples” below.

December 2019	Page 10

Morgan Stanley Finance LLC

Contingent Income Auto-Callable Securities due December 27, 2024, with 6-month Initial Non-Call Period

All Payments on the Securities Based on the Worst Performing of the Financial Select Sector SPDR® Fund, the Energy Select Sector SPDR® Fund and the Utilities Select Sector SPDR® Fund

Principal at Risk Securities

Hypothetical Examples

The following hypothetical examples illustrate how to determine whether a contingent monthly coupon is paid with respect to an observation date and how to calculate the payment at maturity, if any, assuming the securities are not redeemed prior to maturity. The following examples are for illustrative purposes only. Whether you receive a contingent monthly coupon will be determined by reference to the determination closing price of each of the underlying shares on each monthly observation date, and the amount you will receive at maturity, if any, will be determined by reference to the final share price of each of the underlying shares on the final observation date. The actual initial share price, call threshold level, coupon threshold level and downside threshold level for each of the underlying shares are set forth on the cover of this document. All payments on the securities, if any, are subject to our credit risk. The below examples are based on the following terms:

Contingent Monthly Coupon:

10.00% per annum (corresponding to approximately $8.333 per month per security)[1]

With respect to each coupon payment date, a contingent monthly coupon is paid but only if the determination closing price of each of the underlying shares is at or above its respective coupon threshold level on the related observation date.

Automatic Early Redemption:	If the determination closing price of each of the underlying shares is greater than or equal to its respective call threshold level on any quarterly redemption determination date, beginning on June 23, 2020, the securities will be automatically redeemed for an early redemption payment equal to the stated principal amount plus the contingent monthly coupon with respect to the related observation date. No further payments will be made on the securities once they have been redeemed.
Payment at Maturity (if the securities are not redeemed prior to maturity):

If the final share price of each of the underlying shares is greater than or equal to its respective downside threshold level: the stated principal amount and, if the final share price of each of the underlying shares is also greater than or equal to its respective coupon threshold level, the contingent monthly coupon with respect to the final observation date

If the final share price of any of the underlying shares is less than its respective downside threshold level: (i) the stated principal amount multiplied by (ii) the share performance factor of the worst performing underlying shares

Stated Principal Amount:	$1,000
Hypothetical Initial Share Price:	With respect to the XLF Shares: $25.00 With respect to the XLE Shares: $60.00 With respect to the XLU Shares: $65.00
Hypothetical Downside Threshold Level:

With respect to the XLF Shares: $16.25, which is 65% of its hypothetical initial share price

With respect to the XLE Shares: $39.00, which is 65% of its hypothetical initial share price

With respect to the XLU Shares: $42.25, which is 65% of its hypothetical initial share price

Hypothetical Coupon Threshold Level:

With respect to the XLF Shares: $18.75, which is 75% of its hypothetical initial share price

With respect to the XLE Shares: $45.00, which is 75% of its hypothetical initial share price

With respect to the XLU Shares: $48.75, which is 75% of its hypothetical initial share price

Hypothetical Call Threshold Level:

With respect to the XLF Shares: $25.00, which is 100% of its hypothetical initial share price

With respect to the XLE Shares: $60.00, which is 100% of its hypothetical initial share price

With respect to the XLU Shares: $65.00, which is 100% of its hypothetical initial share price

1 The actual contingent monthly coupon will be an amount determined by the calculation agent based on the number of days in the applicable payment period, calculated on a 30/360 day count basis. The hypothetical contingent monthly coupon of $8.333 is used in these examples for ease of analysis.

December 2019	Page 11

Morgan Stanley Finance LLC

Contingent Income Auto-Callable Securities due December 27, 2024, with 6-month Initial Non-Call Period

All Payments on the Securities Based on the Worst Performing of the Financial Select Sector SPDR® Fund, the Energy Select Sector SPDR® Fund and the Utilities Select Sector SPDR® Fund

Principal at Risk Securities

How to determine whether a contingent monthly coupon is payable with respect to an observation date:

	Determination Closing Price			Contingent Monthly Coupon
	XLF Shares	XLE Shares	XLU Shares
Hypothetical Observation Date 1	$20.00 (at or above its coupon threshold level)	$50.00 (at or above its coupon threshold level)	$52.50 (at or above its coupon threshold level)	$8.333
Hypothetical Observation Date 2	$14.75 (below its coupon threshold level)	$50.00 (at or above its coupon threshold level)	$68.00 (at or above its coupon threshold level)	$0
Hypothetical Observation Date 3	$20.75 (at or above its coupon threshold level)	$63.00 (at or above its coupon threshold level)	$25.50 (below its coupon threshold level)	$0
Hypothetical Observation Date 4	$13.00 (below its coupon threshold level)	$27.00 (below its coupon threshold level)	$25.00 (below its coupon threshold level)	$0

On hypothetical observation date 1, each of the underlying shares closes at or above its respective coupon threshold level. Therefore, a contingent monthly coupon of $8.333 is paid on the relevant coupon payment date.

On each of hypothetical observation dates 2 and 3, two of the underlying shares close at or above their respective coupon threshold levels but the other underlying shares closes below its respective coupon threshold level. Therefore, no contingent monthly coupon is paid on the relevant coupon payment date.

On hypothetical observation date 4, each of the underlying shares closes below its respective coupon threshold level and accordingly no contingent monthly coupon is paid on the relevant coupon payment date.

You will not receive a contingent monthly coupon on any coupon payment date if the determination closing price of any of the underlying shares is below its respective coupon threshold level on the related observation date.

How to calculate the payment at maturity:

In the following examples, one or more of the underlying shares close below the respective call threshold level(s) on each redemption determination date, and, consequently, the securities are not automatically redeemed prior to, and remain outstanding until, maturity.

	Final Share Price			Payment at Maturity
	XLF Shares	XLE Shares	XLU Shares
Example 1:	$30.00 (at or above its downside threshold level and its coupon threshold level)	$70.00 (at or above its downside threshold level and its coupon threshold level)	$75.00 (at or above its downside threshold level and its coupon threshold level)	$1,008.333 (the stated principal amount plus the contingent monthly coupon with respect to the final observation date)
Example 2:	$30.00 (at or above its initial share price)	$19.50 (below its downside threshold level)	$70.00 (at or above its initial share price)	$1,000 x share performance factor of the worst performing underlying shares = $1,000 x ($19.50 / $39.00) = $500.00
Example 3:	$20.50 (at or above its downside threshold level)	$30.00 (below its downside threshold level)	$35.75 (below its downside threshold level)	$1,000 x ($30.00 / $60.00) = $500.00
Example 4:	$12.50 (below its downside threshold level)	$30.00 (below its downside threshold level)	$26.00 (below its downside threshold level)	$1,000 x ($26.00 / $65.00) = $400.00
Example 5:	$7.50 (below its	$24.00 (below its	$32.50 (below its	$1,000 x ($7.50 / $25.00) =

December 2019	Page 12

Morgan Stanley Finance LLC

Contingent Income Auto-Callable Securities due December 27, 2024, with 6-month Initial Non-Call Period

All Payments on the Securities Based on the Worst Performing of the Financial Select Sector SPDR® Fund, the Energy Select Sector SPDR® Fund and the Utilities Select Sector SPDR® Fund

Principal at Risk Securities

downside threshold level)	downside threshold level)	downside threshold level)	$300.00

In example 1, the final share price of each of the underlying shares is at or above its respective downside threshold level and coupon threshold level. Therefore, investors receive at maturity the stated principal amount of the securities and the contingent monthly coupon with respect to the final observation date. However, investors do not participate in the appreciation of any of the underlying shares.

In example 2, the final share prices of two of the underlying shares are above their respective initial share prices, but the final share price of the other underlying shares is below its downside threshold level. Therefore, investors are exposed to the downside performance of the worst performing underlying shares at maturity and receive an amount equal to the stated principal amount times the share performance factor of the worst performing underlying shares.

In example 3, the final share price of one of the underlying shares is at or above its downside threshold level, but the final share price of each of the other underlying shares is below its respective downside threshold level. Therefore, investors are exposed to the downside performance of the worst performing underlying shares at maturity. The XLE Shares have declined 50% from their initial share price to their final share price, while the XLU Shares have declined 45% from their initial share price to their final share price. Therefore, investors receive at maturity an amount equal to the stated principal amount times the share performance factor of the XLE Shares, which are the worst performing underlying shares in this example.

In examples 4 and 5, the final share price of each of the underlying shares is below its respective downside threshold level, and investors receive at maturity an amount equal to the stated principal amount times the share performance factor of the worst performing underlying shares. In example 4, the XLF Shares have declined 50% from their initial share price to their final share price, the XLE Shares have declined 50% from their initial share price to their final share price, and the XLU Shares have declined 60% from their initial share price to their final share price. Therefore, the payment at maturity equals the stated principal amount times the share performance factor of the XLU Shares, which are the worst performing underlying shares in this example.

In example 5, the XLF Shares have declined 70% from their initial share price to their final share price, the XLE Shares have declined 60% from their initial share price to their final share price and the XLU Shares have declined 50% from their initial share price to their final share price. Therefore the payment at maturity equals the stated principal amount times the share performance factor of the XLF Shares, which are the worst performing underlying shares in this example.

If the final share price of ANY of the underlying shares is below its respective downside threshold level, you will be exposed to the downside performance of the worst performing underlying shares at maturity, and your payment at maturity will be less than 65% of the stated principal amount per security and could be zero.

December 2019	Page 13

Morgan Stanley Finance LLC

Contingent Income Auto-Callable Securities due December 27, 2024, with 6-month Initial Non-Call Period

All Payments on the Securities Based on the Worst Performing of the Financial Select Sector SPDR® Fund, the Energy Select Sector SPDR® Fund and the Utilities Select Sector SPDR® Fund

Principal at Risk Securities

Risk Factors

The following is a list of certain key risk factors for investors in the securities. For further discussion of these and other risks, you should read the section entitled “Risk Factors” in the accompanying product supplement, index supplement and prospectus. We also urge you to consult with your investment, legal, tax, accounting and other advisers in connection with your investment in the securities.

▪	The securities do not guarantee the return of any principal. The terms of the securities differ from those of ordinary debt securities in that they do not guarantee the return of any of the principal amount at maturity. If the securities have not been automatically redeemed prior to maturity and if the final share price of any of the underlying shares is less than its downside threshold level of 65% of its initial share price, you will be exposed to the decline in the closing price of the worst performing underlying shares, as compared to the initial share price, on a 1-to-1 basis, and you will receive for each security that you hold at maturity an amount equal to the stated principal amount times the share performance factor of the worst performing underlying shares. In this case, the payment at maturity will be less than 65% of the stated principal amount and could be zero. You could lose up to your entire investment in the securities.

▪	The securities do not provide for the regular payment of interest and may pay no interest over the entire term of the securities. The terms of the securities differ from those of ordinary debt securities in that they do not provide for the regular payment of interest. Instead, the securities will pay a contingent monthly coupon but only if the determination closing price of each of the underlying shares is at or above 75% of its respective initial share price, which we refer to as the coupon threshold level, on the related observation date. If, on the other hand, the determination closing price of any of the underlying shares is lower than its respective coupon threshold level on the relevant observation date for any interest period, we will pay no coupon on the applicable coupon payment date. It is possible that the determination closing price of one or more of the underlying shares could remain below the respective coupon threshold level(s) for extended periods of time or even throughout the entire 5-year term of the securities so that you will receive few or no contingent monthly coupons. If you do not earn sufficient contingent monthly coupons over the term of the securities, the overall return on the securities may be less than the amount that would be paid on a conventional debt security of ours of comparable maturity.

▪	You are exposed to the price risk of each of the underlying shares, with respect to both the contingent monthly coupons, if any, and the payment at maturity, if any. Your return on the securities is not linked to a basket consisting of each of the underlying shares. Rather, it will be contingent upon the independent performance of each of the underlying shares. Unlike an instrument with a return linked to a basket of underlying assets, in which risk is mitigated and diversified among all the components of the basket, you will be exposed to the risks related to each of the underlying shares. Poor performance by any of the underlying shares over the term of the securities may negatively affect your return and will not be offset or mitigated by any positive performance by the other underlying shares. To receive any contingent monthly coupons, each of the underlying shares must close at or above its respective coupon threshold level on the applicable observation date. In addition, if any of the underlying shares has declined to below its respective downside threshold level as of the final observation date, you will be fully exposed to the decline in the worst performing underlying shares over the term of the securities on a 1-to-1 basis, even if the other underlying shares have appreciated or have not declined as much. Under this scenario, the value of any such payment will be less than 65% of the stated principal amount and could be zero. Accordingly, your investment is subject to the price risk of each of the underlying shares.

▪	Investing in the securities exposes investors to risks associated with investments with a concentration in the financial services sector. The stocks included in the Financial Select Sector Index and that are generally tracked by the XLF Shares are stocks of companies whose primary business is directly associated with the financial services sector, including the following sub-sectors: diversified financial services, insurance, commercial banks, capital markets, real estate investment trusts (“REITs”), consumer finance, thrifts & mortgage finance, and real estate management & development. Because the value of the securities is linked to the performance of the XLF Shares, an investment in the securities exposes investors to risks associated with investments in securities with a concentration in the financial services sector.

December 2019	Page 14

Morgan Stanley Finance LLC

Contingent Income Auto-Callable Securities due December 27, 2024, with 6-month Initial Non-Call Period

All Payments on the Securities Based on the Worst Performing of the Financial Select Sector SPDR® Fund, the Energy Select Sector SPDR® Fund and the Utilities Select Sector SPDR® Fund

Principal at Risk Securities

Financial services companies are subject to specific and substantial risks, including, without limitation, significant competition and extensive government regulation, which may limit both the amounts and types of loans and other financial commitments they can make, the businesses they can enter and the interest rates and fees they can charge. The ability of companies in the financial services sector to generate profits is largely dependent on the availability and cost of capital funds, which may fluctuate significantly when interest rates or company credit ratings change. The stock prices of financial institutions, especially those engaged in investment banking, brokerage and banking businesses, have historically been unpredictable, with significant stock price fluctuations in response to reported trading losses in proprietary trading businesses, actual or perceived problems related to risk management systems, the amount of total leverage, liquidity of assets or capital resources, the strength of the mergers and acquisitions and capital markets businesses and general economic conditions, among other factors. Insurance companies, which are the issuers of some of the equity securities held by the Financial Select Sector SPDR® Fund, have been and may continue to be subject to severe price competition. As a result, the value of the securities may be subject to greater volatility and be more adversely affected by a single economic, political or regulatory occurrence affecting the financial services sector or one of the sub-sectors of the financial services sector than a different investment linked to securities of a more broadly diversified group of issuers.

▪	Investing in the securities exposes investors to risks associated with investments with a concentration in the energy sector. The stocks included in the Energy Select Sector Index and that are generally tracked by the XLE Shares are stocks of companies whose primary business is directly associated with the energy sector, including the following sub-sectors: (i) oil, gas and consumable fuels and (ii) energy equipment and services. Because the value of the securities is linked to the performance of the XLE Shares, an investment in the securities exposes investors to risks associated with investments in securities with a concentration in the energy sector.

Energy companies develop and produce crude oil and natural gas and/or provide drilling and other energy resources production and distribution related services. Stock prices for these types of companies are mainly affected by the business, financial and operating condition of the particular company, as well as changes in prices for oil, gas and other types of fuels, which in turn largely depend on supply and demand for various energy products and services. Some of the factors that may influence supply and demand for energy products and services include: general economic conditions and growth rates, weather conditions, the cost of exploring for, producing and delivering oil and gas, technological advances affecting energy efficiency and energy consumption, the ability of the Organization of the Petroleum Exporting Countries (OPEC) to set and maintain production levels of oil, currency fluctuations, inflation, natural disasters, civil unrest, acts of sabotage or terrorism and other regional or global events. The profitability of energy companies may also be adversely affected by existing and future laws, regulations, government actions and other legal requirements relating to protection of the environment, health and safety matters and others that may increase the costs of conducting their business or may reduce or delay available business opportunities. Increased supply or weak demand for energy products and services, as well as various developments leading to higher costs of doing business or missed business opportunities, would adversely impact the performance of companies in the energy sector. The value of the securities may be subject to greater volatility and be more adversely affected by a single economic, political or regulatory occurrence affecting the energy sector or one of the sub-sectors of the energy sector than a different investment linked to securities of a more broadly diversified group of issuers.

▪	Investing in the securities exposes investors to risks associated with investments with a concentration in the utilities sector. The stocks included in the Utilities Select Sector Index and that are generally tracked by the XLU Shares are stocks of companies whose primary business is directly associated with the utilities sector. Because the value of the securities is linked to the performance of the XLU Shares, an investment in the securities exposes investors to risks associated with investments in securities with a concentration in the utilities sector.

Utility companies are affected by supply and demand, operating costs, government regulation, environmental factors, liabilities for environmental damage and general civil liabilities and rate caps or rate changes.  Although rate changes of a regulated utility usually fluctuate in approximate correlation with financing costs, due to political and regulatory factors, rate changes ordinarily occur only following a delay after the changes in financing costs.  This factor will tend to favorably affect a regulated utility company’s earnings and dividends in times of decreasing costs, but, conversely, will

December 2019	Page 15

Morgan Stanley Finance LLC

Contingent Income Auto-Callable Securities due December 27, 2024, with 6-month Initial Non-Call Period

All Payments on the Securities Based on the Worst Performing of the Financial Select Sector SPDR® Fund, the Energy Select Sector SPDR® Fund and the Utilities Select Sector SPDR® Fund

Principal at Risk Securities

tend to adversely affect earnings and dividends when costs are rising.  The value of regulated utility equity securities may tend to have an inverse relationship to the movement of interest rates.  Certain utility companies have experienced full or partial deregulation in recent years.  These utility companies are frequently more similar to industrial companies in that they are subject to greater competition and have been permitted by regulators to diversify outside of their original geographic regions and their traditional lines of business.  These opportunities may permit certain utility companies to earn more than their traditional regulated rates of return.  Some companies, however, may be forced to defend their core business and may be less profitable.  In addition, natural disasters, terrorist attacks, government intervention or other factors may render a utility company’s equipment unusable or obsolete and negatively impact profitability.  Among the risks that may affect utility companies are the following: risks of increases in fuel and other operating costs; the high cost of borrowing to finance capital construction during inflationary periods; restrictions on operations and increased costs and delays associated with compliance with environmental and nuclear safety regulations; and the difficulties involved in obtaining natural gas for resale or fuel for generating electricity at reasonable prices.  Other risks include those related to the construction and operation of nuclear power plants, the effects of energy conservation and the effects of regulatory changes.  The value of the securities may be subject to greater volatility and be more adversely affected by a single economic, political or regulatory occurrence affecting the utilities sector than a different investment linked to securities of a more broadly diversified group of issuers.

▪	The contingent monthly coupon, if any, is based only on the determination closing prices of the underlying shares on the related monthly observation date at the end of the related interest period. Whether the contingent monthly coupon will be paid on any coupon payment date will be determined at the end of the relevant interest period based on the determination closing price of each of the underlying shares on the relevant monthly observation date. As a result, you will not know whether you will receive the contingent monthly coupon on any coupon payment date until near the end of the relevant interest period. Moreover, because the contingent monthly coupon is based solely on the price of each of the underlying shares on monthly observation dates, if the determination closing price of any of the underlying shares on any observation date is below its respective coupon threshold level, you will receive no coupon for the related interest period even if the price(s) of one or more of the other underlying shares were higher on other days during that interest period.

▪	Investors will not participate in any appreciation in the price of any of the underlying shares. Investors will not participate in any appreciation in the price of the underlying shares from their initial share prices, and the return on the securities will be limited to the contingent monthly coupon that is paid with respect to each observation date on which each determination closing price is greater than or equal to its respective coupon threshold level, if any.

▪	The market price will be influenced by many unpredictable factors. Several factors, many of which are beyond our control, will influence the value of the securities in the secondary market and the price at which MS & Co. may be willing to purchase or sell the securities in the secondary market. We expect that generally the level of interest rates available in the market and the prices of the underlying shares on any day, including in relation to the respective coupon threshold levels and downside threshold levels, will affect the value of the securities more than any other factors. Other factors that may influence the value of the securities include:

o	the trading price and volatility (frequency and magnitude of changes in value) of the underlying shares and the stocks constituting their respective share underlying indices,

o	whether the determination closing price of any of the underlying shares has been below its respective coupon threshold level on any observation date,

o	dividend rates on the stocks constituting the share underlying indices,

o	geopolitical conditions and economic, financial, political, regulatory or judicial events that affect the underlying shares or equity markets generally and which may affect the prices of the underlying shares,

o	the time remaining until the securities mature,

o	interest and yield rates in the market,

o	the availability of comparable instruments,

December 2019	Page 16

Morgan Stanley Finance LLC

Contingent Income Auto-Callable Securities due December 27, 2024, with 6-month Initial Non-Call Period

All Payments on the Securities Based on the Worst Performing of the Financial Select Sector SPDR® Fund, the Energy Select Sector SPDR® Fund and the Utilities Select Sector SPDR® Fund

Principal at Risk Securities

o	the occurrence of certain events affecting the underlying shares that may or may not require an adjustment to the adjustment factor,

o	the composition of the underlyings and changes in the constituents of the underlying shares, and

o	any actual or anticipated changes in our credit ratings or credit spreads.

Generally, the longer the time remaining to maturity, the more the market price of the securities will be affected by the other factors described above. Some or all of these factors will influence the price that you will receive if you sell your securities prior to maturity. For example, you may have to sell your securities at a substantial discount from the stated principal amount of $1,000 per security if the price of any of the underlying shares at the time of sale is near or below its coupon threshold level or downside threshold level or if market interest rates rise.

The price of any or all of the underlying shares may be, and have recently been, volatile, and we can give you no assurance that the volatility will lessen. The prices of one or more of the underlying shares may decrease and be below the respective coupon threshold level(s) on each observation date so that you will receive no return on your investment, or the price of one or more of the underlying shares may decrease and close below the respective downside threshold level(s) on the final observation date so that you receive a payment at maturity that is less than 65% of the stated principal amount. There can be no assurance that the determination closing prices of all of the underlying shares will be at or above their respective coupon threshold levels on any observation date so that you will receive a coupon payment on the securities for the applicable interest period or, with respect to the final observation date, that the closing prices of all of the underlying shares will be at or above the respective downside threshold levels so that you do not suffer a significant loss on your initial investment in the securities. See “Financial Select Sector SPDR® Fund Overview,” “Energy Select Sector SPDR® Fund Overview” and “Utilities Select Sector SPDR® Fund Overview” below.

▪	The securities are subject to our credit risk, and any actual or anticipated changes to our credit ratings or credit spreads may adversely affect the market value of the securities. You are dependent on our ability to pay all amounts due on the securities on each coupon payment date, upon automatic redemption and at maturity and therefore you are subject to our credit risk. The securities are not guaranteed by any other entity. If we default on our obligations under the securities, your investment would be at risk and you could lose some or all of your investment. As a result, the market value of the securities prior to maturity will be affected by changes in the market’s view of our creditworthiness. Any actual or anticipated decline in our credit ratings or increase in the credit spreads charged by the market for taking our credit risk is likely to adversely affect the market value of the securities.

▪	As a finance subsidiary, MSFL has no independent operations and will have no independent assets. As a finance subsidiary, MSFL has no independent operations beyond the issuance and administration of its securities and will have no independent assets available for distributions to holders of MSFL securities if they make claims in respect of such securities in a bankruptcy, resolution or similar proceeding. Accordingly, any recoveries by such holders will be limited to those available under the related guarantee by Morgan Stanley and that guarantee will rank pari passu with all other unsecured, unsubordinated obligations of Morgan Stanley. Holders will have recourse only to a single claim against Morgan Stanley and its assets under the guarantee. Holders of securities issued by MSFL should accordingly assume that in any such proceedings they would not have any priority over and should be treated pari passu with the claims of other unsecured, unsubordinated creditors of Morgan Stanley, including holders of Morgan Stanley-issued securities.

▪	Reinvestment risk. The term of your investment in the securities may be shortened due to the automatic early redemption feature of the securities. If the securities are redeemed prior to maturity, you will receive no more contingent monthly coupons and may be forced to invest in a lower interest rate environment and may not be able to reinvest at comparable terms or returns. However, under no circumstances will the securities be redeemed in the first six months of the term of the securities.

▪	The antidilution adjustments the calculation agent is required to make do not cover every event that could affect the underlying shares. MS & Co., as calculation agent, will adjust the adjustment factors for certain events affecting the underlying shares. However, the calculation agent will not make an adjustment for every event that can

December 2019	Page 17

Morgan Stanley Finance LLC

Contingent Income Auto-Callable Securities due December 27, 2024, with 6-month Initial Non-Call Period

All Payments on the Securities Based on the Worst Performing of the Financial Select Sector SPDR® Fund, the Energy Select Sector SPDR® Fund and the Utilities Select Sector SPDR® Fund

Principal at Risk Securities

affect the underlying shares. If an event occurs that does not require the calculation agent to adjust an adjustment factor, the market price of the securities may be materially and adversely affected.

▪	The securities will not be listed on any securities exchange and secondary trading may be limited, and accordingly, you should be willing to hold your securities for the entire 5-year term of the securities. The securities will not be listed on any securities exchange. Therefore, there may be little or no secondary market for the securities. MS & Co. may, but is not obligated to, make a market in the securities and, if it once chooses to make a market, may cease doing so at any time. When it does make a market, it will generally do so for transactions of routine secondary market size at prices based on its estimate of the current value of the securities, taking into account its bid/offer spread, our credit spreads, market volatility, the notional size of the proposed sale, the cost of unwinding any related hedging positions, the time remaining to maturity and the likelihood that it will be able to resell the securities. Even if there is a secondary market, it may not provide enough liquidity to allow you to trade or sell the securities easily. Since other broker-dealers may not participate significantly in the secondary market for the securities, the price at which you may be able to trade your securities is likely to depend on the price, if any, at which MS & Co. is willing to transact. If, at any time, MS & Co. were to cease making a market in the securities, it is likely that there would be no secondary market for the securities. Accordingly, you should be willing to hold your securities to maturity.

▪	The rate we are willing to pay for securities of this type, maturity and issuance size is likely to be lower than the rate implied by our secondary market credit spreads and advantageous to us. Both the lower rate and the inclusion of costs associated with issuing, selling, structuring and hedging the securities in the original issue price reduce the economic terms of the securities, cause the estimated value of the securities to be less than the original issue price and will adversely affect secondary market prices. Assuming no change in market conditions or any other relevant factors, the prices, if any, at which dealers, including MS & Co., may be willing to purchase the securities in secondary market transactions will likely be significantly lower than the original issue price, because secondary market prices will exclude the issuing, selling, structuring and hedging-related costs that are included in the original issue price and borne by you and because the secondary market prices will reflect our secondary market credit spreads and the bid-offer spread that any dealer would charge in a secondary market transaction of this type as well as other factors.

The inclusion of the costs of issuing, selling, structuring and hedging the securities in the original issue price and the lower rate we are willing to pay as issuer make the economic terms of the securities less favorable to you than they otherwise would be.

However, because the costs associated with issuing, selling, structuring and hedging the securities are not fully deducted upon issuance, for a period of up to 6 months following the issue date, to the extent that MS & Co. may buy or sell the securities in the secondary market, absent changes in market conditions, including those related to the underlying shares, and to our secondary market credit spreads, it would do so based on values higher than the estimated value, and we expect that those higher values will also be reflected in your brokerage account statements.

▪	The estimated value of the securities is determined by reference to our pricing and valuation models, which may differ from those of other dealers, and is not a maximum or minimum secondary market price. These pricing and valuation models are proprietary and rely in part on subjective views of certain market inputs and certain assumptions about future events, which may prove to be incorrect. As a result, because there is no market-standard way to value these types of securities, our models may yield a higher estimated value of the securities than those generated by others, including other dealers in the market, if they attempted to value the securities. In addition, the estimated value on the pricing date does not represent a minimum or maximum price at which dealers, including MS & Co., would be willing to purchase your securities in the secondary market (if any exists) at any time. The value of your securities at any time after the date of this document will vary based on many factors that cannot be predicted with accuracy, including our creditworthiness and changes in market conditions. See also “The market price will be influenced by many unpredictable factors” above.

▪	Adjustments to the underlying shares or the indices tracked by the underlying shares could adversely affect the value of the securities. The investment advisor to each of the underlying shares (SSGA Funds Management, Inc.) seeks investment results that correspond generally to the price and yield performance, before fees and expenses, of the

December 2019	Page 18

Morgan Stanley Finance LLC

Contingent Income Auto-Callable Securities due December 27, 2024, with 6-month Initial Non-Call Period

All Payments on the Securities Based on the Worst Performing of the Financial Select Sector SPDR® Fund, the Energy Select Sector SPDR® Fund and the Utilities Select Sector SPDR® Fund

Principal at Risk Securities

relevant share underlying indices. Pursuant to its investment strategy or otherwise, the investment advisor may add, delete or substitute the stocks composing the respective underlying shares. Any of these actions could adversely affect the price of the respective underlying shares and, consequently, the value of the securities. The publisher of the share underlying indices is responsible for calculating and maintaining the share underlying indices. The publisher may add, delete or substitute the securities constituting the share underlying indices or make other methodological changes that could change the value of the share underlying indices, and, consequently, the price of the underlying shares and the value of the securities. The publisher of the share underlying indices may discontinue or suspend calculation or publication of a share underlying index at any time. In these circumstances, the calculation agent will have the sole discretion to substitute a successor index that is comparable to the discontinued share underlying index and will be permitted to consider indices that are calculated and published by the calculation agent or any of its affiliates.

▪	The performance and market price of any of the underlying shares, particularly during periods of market volatility, may not correlate with the performance of its respective share underlying index, the performance of the component securities of such share underlying index or the net asset value per share of such underlying shares. The underlying shares do not fully replicate their respective share underlying indices, and each may hold securities that are different than those included in its respective share underlying index. In addition, the performance of each of the underlying shares will reflect additional transaction costs and fees that are not included in the calculation of the share underlying indices. All of these factors may lead to a lack of correlation between the performance of each of the underlying shares and its respective share underlying index. In addition, corporate actions (such as mergers and spin-offs) with respect to the equity securities underlying each of the underlying shares may impact the variance between the performance of each of the underlying shares and its respective share underlying index. Finally, because the shares of each of the underlying shares are traded on an exchange and are subject to market supply and investor demand, the market price of one share of each of the underlying shares may differ from the net asset value per share of such underlying shares.

In particular, during periods of market volatility, or unusual trading activity, trading in the securities underlying each of the underlying shares may be disrupted or limited, or such securities may be unavailable in the secondary market.  Under these circumstances, the liquidity of each underlying shares may be adversely affected, market participants may be unable to calculate accurately the net asset value per share of each of the underlying shares, and their ability to create and redeem shares of each of the underlying shares may be disrupted. Under these circumstances, the market price of shares of each of the underlying shares may vary substantially from the net asset value per share of each underlying share or the level of its respective share underlying index.

For all of the foregoing reasons, the performance of each of the underlying shares may not correlate with the performance of its respective share underlying index, the performance of the component securities of such share underlying index or the net asset value per share of such underlying shares.  Any of these events could materially and adversely affect the prices of each of the underlying shares and, therefore, the value of the securities. Additionally, if market volatility or these events were to occur on the final observation date, the calculation agent would maintain discretion to determine whether such market volatility or events have caused a market disruption event to occur, and such determination would affect the payment at maturity of the securities.  If the calculation agent determines that no market disruption event has taken place, the payment at maturity would be based solely on the published closing price per share of each of the underlying shares on the final observation date, even if any of the underlying shares is underperforming its respective share underlying index or the component securities of such share underlying index and/or trading below the net asset value per share of such underlying shares.

▪	Not equivalent to investing in the underlying shares or the stocks composing the share underlying indices. Investing in the securities is not equivalent to investing in the underlying shares, the share underlying indices or the stocks that constitute the share underlying indices. Investors in the securities will not have voting rights or rights to receive dividends or other distributions or any other rights with respect to the underlying shares or the stocks that constitute the share underlying indices.

▪	Hedging and trading activity by our affiliates could potentially affect the value of the securities. One or more of our affiliates and/or third-party dealers have carried out, and will continue to carry out, hedging activities related to the securities (and to other instruments linked to the underlying shares and the share underlying indices), including trading

December 2019	Page 19

Morgan Stanley Finance LLC

Contingent Income Auto-Callable Securities due December 27, 2024, with 6-month Initial Non-Call Period

All Payments on the Securities Based on the Worst Performing of the Financial Select Sector SPDR® Fund, the Energy Select Sector SPDR® Fund and the Utilities Select Sector SPDR® Fund

Principal at Risk Securities

in the underlying shares. As a result, these entities may be unwinding or adjusting hedge positions during the term of the securities, and the hedging strategy may involve greater and more frequent dynamic adjustments to the hedge as the final observation date approaches. Some of our affiliates also trade the underlying shares and other financial instruments related to the underlying shares and the share underlying indices on a regular basis as part of their general broker-dealer and other businesses. Any of these hedging or trading activities on or prior to the pricing date could have increased the initial share price of any of the underlying shares and, therefore, could have increased (i) the value at or above which such underlying shares must close on the redemption determination dates so that the securities are redeemed prior to maturity for the early redemption payment (depending also on the performance of the other underlying shares), (ii) the coupon threshold level for such underlying shares, which is the value at or above which the underlying shares must close on the observation dates so that you receive a contingent monthly coupon on the securities (depending also on the performance of the other underlying shares), and (iii) the downside threshold level for such underlying shares, which is the value at or above which such underlying shares must close on the final observation date, so that you are not exposed to the negative performance of the worst performing underlying shares at maturity (depending also on the performance of the other underlying shares). Additionally, such hedging or trading activities during the term of the securities could potentially affect the value of any of the underlying shares on the redemption determination dates and the observation dates and, accordingly, whether we redeem the securities prior to maturity, whether we pay a contingent monthly coupon on the securities and the amount of cash you will receive at maturity, if any.

▪	The calculation agent, which is a subsidiary of Morgan Stanley and an affiliate of MSFL, will make determinations with respect to the securities. As calculation agent, MS & Co. has determined the initial share prices, the coupon threshold levels and the downside threshold levels and will determine the final share prices, the payment at maturity, if any, whether you receive a contingent monthly coupon on each coupon payment date and/or at maturity, whether the securities will be redeemed on any early redemption date, whether a market disruption event has occurred and whether to make any adjustments to the adjustment factors. Moreover, certain determinations made by MS & Co., in its capacity as calculation agent, may require it to exercise discretion and make subjective judgments, such as with respect to the occurrence or non-occurrence of market disruption events or calculation of the determination closing price in the event of a market disruption event. These potentially subjective determinations may affect the payout to you upon an automatic early redemption or at maturity, if any. For further information regarding these types of determinations, see “Description of Auto-Callable Securities—Auto-Callable Securities Linked to Underlying Shares” and “—Calculation Agent and Calculations” in the accompanying product supplement. In addition, MS & Co. has determined the estimated value of the securities on the pricing date.

▪	The U.S. federal income tax consequences of an investment in the securities are uncertain. There is no direct legal authority as to the proper treatment of the securities for U.S. federal income tax purposes, and, therefore, significant aspects of the tax treatment of the securities are uncertain.

Please read the discussion under “Additional Information—Tax considerations” in this document concerning the U.S. federal income tax consequences of an investment in the securities. We intend to treat a security for U.S. federal income tax purposes as a single financial contract that provides for a coupon that will be treated as gross income to you at the time received or accrued, in accordance with your regular method of tax accounting. Under this treatment, the ordinary income treatment of the coupon payments, in conjunction with the capital loss treatment of any loss recognized upon the sale, exchange or settlement of the securities, could result in adverse tax consequences to holders of the securities because the deductibility of capital losses is subject to limitations. We do not plan to request a ruling from the Internal Revenue Service (the “IRS”) regarding the tax treatment of the securities, and the IRS or a court may not agree with the tax treatment described herein. If the IRS were successful in asserting an alternative treatment for the securities, the timing and character of income or loss on the securities might differ significantly from the tax treatment described herein. For example, under one possible treatment, the IRS could seek to recharacterize the securities as debt instruments. In that event, U.S. Holders (as defined below) would be required to accrue into income original issue discount on the securities every year at a “comparable yield” determined at the time of issuance (as adjusted based on the difference, if any, between the actual and the projected amount of any contingent payments on the securities) and recognize all income and gain in respect of the securities as ordinary income. The risk that financial instruments providing for buffers, triggers or similar downside protection features, such as the securities, would be recharacterized

December 2019	Page 20

Morgan Stanley Finance LLC

Contingent Income Auto-Callable Securities due December 27, 2024, with 6-month Initial Non-Call Period

All Payments on the Securities Based on the Worst Performing of the Financial Select Sector SPDR® Fund, the Energy Select Sector SPDR® Fund and the Utilities Select Sector SPDR® Fund

Principal at Risk Securities

as debt is greater than the risk of recharacterization for comparable financial instruments that do not have such features.

Non-U.S. Holders (as defined below) should note that we currently intend to withhold on any coupon paid to Non-U.S. Holders generally at a rate of 30%, or at a reduced rate specified by an applicable income tax treaty under an “other income” or similar provision, and will not be required to pay any additional amounts with respect to amounts withheld.

In 2007, the U.S. Treasury Department and the IRS released a notice requesting comments on the U.S. federal income tax treatment of “prepaid forward contracts” and similar instruments. While it is not clear whether the securities would be viewed as similar to the prepaid forward contracts described in the notice, it is possible that any Treasury regulations or other guidance promulgated after consideration of these issues could materially and adversely affect the tax consequences of an investment in the securities, possibly with retroactive effect. The notice focuses on a number of issues, the most relevant of which for holders of the securities are the character and timing of income or loss and the degree, if any, to which income realized by non-U.S. investors should be subject to withholding tax. Both U.S. and Non-U.S. Holders should consult their tax advisers regarding the U.S. federal income tax consequences of an investment in the securities, including possible alternative treatments, the issues presented by this notice and any tax consequences arising under the laws of any state, local or non-U.S. taxing jurisdiction.

December 2019	Page 21

Morgan Stanley Finance LLC

Contingent Income Auto-Callable Securities due December 27, 2024, with 6-month Initial Non-Call Period

All Payments on the Securities Based on the Worst Performing of the Financial Select Sector SPDR® Fund, the Energy Select Sector SPDR® Fund and the Utilities Select Sector SPDR® Fund

Principal at Risk Securities

Financial Select Sector SPDR® Fund Overview

The Financial Select Sector SPDR® Fund is an exchange-traded fund managed by Select Sector SPDR Trust (the “Trust”), a registered investment company. The Trust consists of nine separate investment portfolios, including the Financial Select Sector SPDR® Fund. The Financial Select Sector SPDR® Fund seeks investment results that correspond generally to the price and yield performance, before fees and expenses, of the Financial Select Sector Index. It is possible that this fund may not fully replicate the performance of the Financial Select Sector Index due to the temporary unavailability of certain securities in the secondary market or due to other extraordinary circumstances. Information provided to or filed with the Securities and Exchange Commission (“the Commission”) by the Trust pursuant to the Securities Act of 1933 and the Investment Company Act of 1940 can be located by reference to Commission file numbers 333-57791 and 811-08837, respectively, through the Commission’s website at.www.sec.gov. In addition, information may be obtained from other publicly available sources. Neither the issuer nor the agent makes any representation that any such publicly available information regarding the Financial Select Sector SPDR® Fund is accurate or complete.

Information as of market close on December 23, 2019:

Ticker Symbol:	XLF UP
Current Stock Price:	$30.61
52 Weeks Ago:	$22.31
52 Week High (on 12/17/2019):	$30.94
52 Week Low (on 12/24/2018):	$22.31

The following table sets forth the published high and low closing prices, as well as the end-of-quarter closing prices, of the XLF Shares for each quarter from January 1, 2014 through December 23, 2019. The closing price of the XLF Shares on December 23, 2019 was $30.61. The associated graph shows the closing prices of the XLF Shares for each day from January 1, 2014 through December 23, 2019. We obtained the information in the table and graph below from Bloomberg Financial Markets, without independent verification. The historical performance of the XLF Shares should not be taken as an indication of its future performance, and no assurance can be given as to the price of the XLF Shares at any time, including on the redemption determination dates or the observation dates.

Financial Select Sector SPDR® Fund (CUSIP 81369Y605)	High ($)	Low ($)	Period End ($)
2014
First Quarter	18.25	16.67	18.14
Second Quarter	18.60	17.28	18.47
Third Quarter	19.33	17.99	18.81
Fourth Quarter	20.33	17.90	20.08
2015
First Quarter	20.08	18.68	19.58
Second Quarter	20.52	19.56	19.80
Third Quarter	20.77	18.09	18.40
Fourth Quarter	20.16	18.41	19.31
2016
First Quarter	19.05	15.99	18.28
Second Quarter	19.36	17.42	18.54
Third Quarter	19.95	18.17	19.30
Fourth Quarter	23.75	19.21	23.25
2017
First Quarter	25.24	22.95	23.73
Second Quarter	24.69	22.90	24.67
Third Quarter	25.86	23.88	25.86
Fourth Quarter	28.22	26.05	27.91
2018
First Quarter	30.17	26.82	27.57
Second Quarter	28.34	26.36	26.59
Third Quarter	28.98	26.48	27.58

December 2019	Page 22

Morgan Stanley Finance LLC

Contingent Income Auto-Callable Securities due December 27, 2024, with 6-month Initial Non-Call Period

All Payments on the Securities Based on the Worst Performing of the Financial Select Sector SPDR® Fund, the Energy Select Sector SPDR® Fund and the Utilities Select Sector SPDR® Fund

Principal at Risk Securities

Financial Select Sector SPDR® Fund (CUSIP 81369Y605)	High ($)	Low ($)	Period End ($)
Fourth Quarter	28.19	22.31	23.82
2019
First Quarter	26.90	23.48	25.71
Second Quarter	28.07	26.01	27.60
Third Quarter	28.69	25.98	28.00
Fourth Quarter (through December 23, 2019)	30.94	26.78	30.61

Shares of the Financial Select Sector SPDR® Fund – Daily Closing Prices January 1, 2014 to December 23, 2019

* The red line in the graph indicates the downside threshold level of $19.897, which is approximately 65% of the initial share price, and the black line in the graph indicates the coupon threshold level of $22.958, which is approximately 75% of the initial share price.

This document relates only to the securities referenced hereby and does not relate to the XLF Shares. We have derived all disclosures contained in this document regarding the Trust from the publicly available documents described above. In connection with the offering of the securities, neither we nor the agent has participated in the preparation of such documents or made any due diligence inquiry with respect to the Trust. Neither we nor the agent makes any representation that such publicly available documents or any other publicly available information regarding the Trust is accurate or complete. Furthermore, we cannot give any assurance that all events occurring prior to the date hereof (including events that would affect the accuracy or completeness of the publicly available documents described above) that would affect the trading price of the XLF Shares (and therefore the price of the XLF Shares at the time we priced the securities) have been publicly disclosed. Subsequent disclosure of any such events or the disclosure of or failure to disclose material future events concerning the Trust could affect the value received with respect to the securities and therefore the value of the securities.

Neither we nor any of our affiliates makes any representation to you as to the performance of the XLF Shares.

We and/or our affiliates may presently or from time to time engage in business with the Trust. In the course of such business, we and/or our affiliates may acquire non-public information with respect to the Trust, and neither we nor any of our affiliates undertakes to disclose any such information to you. In addition, one or more of our affiliates may publish research reports with respect to the XLF Shares. The statements in the preceding two sentences are not intended to affect the rights of investors in the securities under the securities laws. As a purchaser of the securities, you should undertake an

December 2019	Page 23

Morgan Stanley Finance LLC

Contingent Income Auto-Callable Securities due December 27, 2024, with 6-month Initial Non-Call Period

All Payments on the Securities Based on the Worst Performing of the Financial Select Sector SPDR® Fund, the Energy Select Sector SPDR® Fund and the Utilities Select Sector SPDR® Fund

Principal at Risk Securities

independent investigation of the Trust as in your judgment is appropriate to make an informed decision with respect to an investment linked to the XLF Shares.

The securities are not sponsored, endorsed, sold, or promoted by the Trust. The Trust makes no representations or warranties to the owners of the securities or any member of the public regarding the advisability of investing in the securities. The Trust has no obligation or liability in connection with the operation, marketing, trading or sale of the securities.

“Standard & Poor’s®”, “S&P®”, “S&P 500®”, “SPDR®”, “Select Sector SPDR” and “Select Sector SPDRs” are trademarks of Standard & Poor’s Financial Services LLC (“S&P”), an affiliate of The McGraw-Hill Companies, Inc. (“MGH”). The securities are not sponsored, endorsed, sold, or promoted by S&P, MGH or the Trust. S&P, MGH and the Trust make no representations or warranties to the owners of the securities or any member of the public regarding the advisability of investing in the securities. S&P, MGH and the Trust have no obligation or liability in connection with the operation, marketing, trading or sale of the securities.

The Financial Select Sector Index. The Financial Select Sector Index is calculated and disseminated by S&P and is designed to provide an effective representation of the financial sector of the S&P 500® Index. The Financial Select Sector Index includes companies in the following industries: diversified financial services, insurance, commercial banks, capital markets, real estate investment trusts (“REITs”), thrift & mortgage finance, consumer finance and real estate management & development. See “The Financial Select Sector Index” in the accompanying index supplement.

December 2019	Page 24

Morgan Stanley Finance LLC

Contingent Income Auto-Callable Securities due December 27, 2024, with 6-month Initial Non-Call Period

All Payments on the Securities Based on the Worst Performing of the Financial Select Sector SPDR® Fund, the Energy Select Sector SPDR® Fund and the Utilities Select Sector SPDR® Fund

Principal at Risk Securities

Energy Select Sector SPDR® Fund Overview

The Energy Select Sector SPDR® Fund is an exchange-traded fund managed by the Trust, a registered investment company. The Trust consists of nine separate investment portfolios, including the Energy Select Sector SPDR® Fund. The Energy Select Sector SPDR® Fund seeks investment results that correspond generally to the price and yield performance, before fees and expenses, of the Energy Select Sector Index. It is possible that this fund may not fully replicate the performance of the Energy Select Sector Index due to the temporary unavailability of certain securities in the secondary market or due to other extraordinary circumstances. Information provided to or filed with the Commission by the Trust pursuant to the Securities Act of 1933 and the Investment Company Act of 1940 can be located by reference to Commission file numbers 333-57791 and 811-08837, respectively, through the Commission’s website at www.sec.gov.  In addition, information may be obtained from other publicly available sources. Neither the issuer nor the agent makes any representation that any such publicly available information regarding the Energy Select Sector SPDR® Fund is accurate or complete.

Information as of market close on December 23, 2019:

Ticker Symbol:	XLE UP
Current Stock Price:	$61.99
52 Weeks Ago:	$53.84
52 Week High (on 4/22/2019):	$68.61
52 Week Low (on 12/24/2018):	$53.84

The following table sets forth the published high and low closing prices, as well as the end-of-quarter closing prices, of the XLE Shares for each quarter from January 1, 2014 through December 23, 2019. The closing price of the XLE Shares on December 23, 2019 was $61.99. The associated graph shows the closing prices of the XLE Shares for each day from January 1, 2014 through December 23, 2019. We obtained the information in the table and graph below from Bloomberg Financial Markets, without independent verification. The historical performance of the XLE Shares should not be taken as an indication of its future performance, and no assurance can be given as to the price of the XLE Shares at any time, including on the redemption determination dates or the observation dates.

Energy Select Sector SPDR® Fund (CUSIP 81369Y506)	High ($)	Low ($)	Period End ($)
2014
First Quarter	89.06	81.89	89.06
Second Quarter	101.29	88.45	100.10
Third Quarter	100.58	90.62	90.62
Fourth Quarter	88.77	73.36	79.16
2015
First Quarter	82.29	72.86	77.58
Second Quarter	82.94	74.64	75.16
Third Quarter	74.54	59.22	61.20
Fourth Quarter	71.40	58.78	60.55
2016
First Quarter	63.75	51.80	61.92
Second Quarter	69.50	60.18	68.24
Third Quarter	71.80	65.27	70.61
Fourth Quarter	77.83	67.77	75.32
2017
First Quarter	76.17	68.24	69.90
Second Quarter	70.90	63.95	64.92
Third Quarter	68.49	62.00	68.48
Fourth Quarter	72.60	67.08	72.26
2018
First Quarter	78.03	66.02	67.41
Second Quarter	78.91	66.06	75.94

December 2019	Page 25

Morgan Stanley Finance LLC

Contingent Income Auto-Callable Securities due December 27, 2024, with 6-month Initial Non-Call Period

All Payments on the Securities Based on the Worst Performing of the Financial Select Sector SPDR® Fund, the Energy Select Sector SPDR® Fund and the Utilities Select Sector SPDR® Fund

Principal at Risk Securities

Energy Select Sector SPDR® Fund (CUSIP 81369Y506)	High ($)	Low ($)	Period End ($)
Third Quarter	77.37	71.91	75.74
Fourth Quarter	77.79	53.84	57.35
2019
First Quarter	67.29	57.90	66.12
Second Quarter	68.61	58.77	63.71
Third Quarter	64.44	55.85	59.20
Fourth Quarter (through December 23, 2019)	61.99	55.90	61.99

Shares of the Energy Select Sector SPDR® Fund – Daily Closing Prices January 1, 2014 to December 23, 2019

* The red line in the graph indicates the downside threshold level of $40.294, which is approximately 65% of the initial share price, and the black line in the graph indicates the coupon threshold level of $46.493, which is approximately 75% of the initial share price.

This document relates only to the securities referenced hereby and does not relate to the XLE Shares. We have derived all disclosures contained in this document regarding the Trust from the publicly available documents described above. In connection with the offering of the securities, neither we nor the agent has participated in the preparation of such documents or made any due diligence inquiry with respect to the Trust. Neither we nor the agent makes any representation that such publicly available documents or any other publicly available information regarding the Trust is accurate or complete. Furthermore, we cannot give any assurance that all events occurring prior to the date hereof (including events that would affect the accuracy or completeness of the publicly available documents described above) that would affect the trading price of the XLE Shares (and therefore the price of the XLE Shares at the time we priced the securities) have been publicly disclosed. Subsequent disclosure of any such events or the disclosure of or failure to disclose material future events concerning the Trust could affect the value received with respect to the securities and therefore the value of the securities.

Neither we nor any of our affiliates makes any representation to you as to the performance of the XLE Shares.

We and/or our affiliates may presently or from time to time engage in business with the Trust. In the course of such business, we and/or our affiliates may acquire non-public information with respect to the Trust, and neither we nor any of our affiliates undertakes to disclose any such information to you. In addition, one or more of our affiliates may publish research reports with respect to the XLE Shares. The statements in the preceding two sentences are not intended to affect the rights of

December 2019	Page 26

Morgan Stanley Finance LLC

Contingent Income Auto-Callable Securities due December 27, 2024, with 6-month Initial Non-Call Period

All Payments on the Securities Based on the Worst Performing of the Financial Select Sector SPDR® Fund, the Energy Select Sector SPDR® Fund and the Utilities Select Sector SPDR® Fund

Principal at Risk Securities

investors in the securities under the securities laws. As a purchaser of the securities, you should undertake an independent investigation of the Trust as in your judgment is appropriate to make an informed decision with respect to an investment linked to the XLE Shares.

The securities are not sponsored, endorsed, sold, or promoted by the Trust. The Trust makes no representations or warranties to the owners of the securities or any member of the public regarding the advisability of investing in the securities. The Trust has no obligation or liability in connection with the operation, marketing, trading or sale of the securities.

“Standard & Poor’s®”, “S&P®”, “S&P 500®”, “SPDR®”, “Select Sector SPDR” and “Select Sector SPDRs” are trademarks of Standard & Poor’s Financial Services LLC (“S&P”), an affiliate of The McGraw-Hill Companies, Inc. (“MGH”). The securities are not sponsored, endorsed, sold, or promoted by S&P, MGH or the Trust. S&P, MGH and the Trust make no representations or warranties to the owners of the securities or any member of the public regarding the advisability of investing in the securities. S&P, MGH and the Trust have no obligation or liability in connection with the operation, marketing, trading or sale of the securities.

The Energy Select Sector Index. The Energy Select Sector Index is calculated and disseminated by S&P and is designed to provide an effective representation of the energy sector of the S&P 500® Index. The Energy Select Sector Index includes companies in the following industries: (i) oil, gas and consumable fuels and (ii) energy equipment and services. See “Energy Select Sector Index” in the accompanying index supplement.

December 2019	Page 27

Morgan Stanley Finance LLC

Contingent Income Auto-Callable Securities due December 27, 2024, with 6-month Initial Non-Call Period

All Payments on the Securities Based on the Worst Performing of the Financial Select Sector SPDR® Fund, the Energy Select Sector SPDR® Fund and the Utilities Select Sector SPDR® Fund

Principal at Risk Securities

Utilities Select Sector SPDR® Fund Overview

The Utilities Select Sector SPDR® Fund is an exchange-traded fund managed by the Trust, a registered investment company. The Trust consists of nine separate investment portfolios, including the Utilities Select Sector SPDR® Fund. The Utilities Select Sector SPDR® Fund seeks investment results that correspond generally to the price and yield performance, before fees and expenses, of the Utilities Select Sector Index. It is possible that this fund may not fully replicate the performance of the Utilities Select Sector Index due to the temporary unavailability of certain securities in the secondary market or due to other extraordinary circumstances Information provided to or filed with the Commission by the Trust pursuant to the Securities Act of 1933 and the Investment Company Act of 1940 can be located by reference to Commission file numbers 333-57791 and 811-08837, respectively, through the Commission’s website at.www.sec.gov. In addition, information may be obtained from other publicly available sources. Neither the issuer nor the agent makes any representation that any such publicly available information regarding the Utilities Select Sector SPDR® Fund is accurate or complete.

Information as of market close on December 23, 2019:

Ticker Symbol:	XLU UP
Current Share Price:	$63.99
52 Weeks Ago:	$51.56
52 Week High (on 9/26/2019):	$64.93
52 Week Low (on 12/24/2018):	$51.56

The following table sets forth the published high and low closing prices, as well as the end-of-quarter closing prices, of the XLU Shares for each quarter from January 1, 2014 through December 23, 2019. The closing price of the XLU Shares on December 23, 2019 was $63.99. The associated graph shows the closing prices of the XLU Shares for each day from January 1, 2014 through December 23, 2019. We obtained the information in the table and graph below from Bloomberg Financial Markets, without independent verification. The historical performance of the XLU Shares should not be taken as an indication of its future performance, and no assurance can be given as to the price of the XLU Shares at any time, including on the redemption determination dates or the observation dates.

Utilities Select Sector SPDR® Fund (CUSIP 81369Y886)	High ($)	Low ($)	Period End ($)
2014
First Quarter	41.46	37.27	41.46
Second Quarter	44.26	41.11	44.26
Third Quarter	43.82	40.17	42.09
Fourth Quarter	49.11	42.27	47.22
2015
First Quarter	49.41	43.11	44.43
Second Quarter	45.17	41.46	41.46
Third Quarter	45.87	40.96	43.29
Fourth Quarter	45.39	41.79	43.28
2016
First Quarter	49.62	43.03	49.62
Second Quarter	52.47	46.93	52.47
Third Quarter	52.98	48.46	48.99
Fourth Quarter	49.43	46.00	48.57
2017
First Quarter	51.89	48.04	51.31
Second Quarter	54.30	51.27	51.96
Third Quarter	55.83	51.42	53.05
Fourth Quarter	56.87	52.14	52.68
2018
First Quarter	52.19	47.56	50.53
Second Quarter	51.96	48.37	51.96

December 2019	Page 28

Morgan Stanley Finance LLC

Contingent Income Auto-Callable Securities due December 27, 2024, with 6-month Initial Non-Call Period

All Payments on the Securities Based on the Worst Performing of the Financial Select Sector SPDR® Fund, the Energy Select Sector SPDR® Fund and the Utilities Select Sector SPDR® Fund

Principal at Risk Securities

Utilities Select Sector SPDR® Fund (CUSIP 81369Y886)	High ($)	Low ($)	Period End ($)
Third Quarter	54.77	51.36	52.65
Fourth Quarter	56.93	51.56	52.92
2019
First Quarter	58.96	52.00	58.17
Second Quarter	61.24	56.94	59.63
Third Quarter	64.93	59.29	64.74
Fourth Quarter (through December 23, 2019)	64.82	61.37	63.99

Shares of the Utilities Select Sector SPDR® Fund — Daily Closing Prices January 1, 2014 to December 23, 2019

* The red line in the graph indicates the downside threshold level of $41.594, which is approximately 65% of the initial share price, and the black line in the graph indicates the coupon threshold level of $47.993, which is approximately 75% of the initial share price.

This document relates only to the securities referenced hereby and does not relate to the XLU Shares.  We have derived all disclosures contained in this document regarding the Trust from the publicly available documents described above.  In connection with the offering of the securities, neither we nor the agent has participated in the preparation of such documents or made any due diligence inquiry with respect to the Trust.  Neither we nor the agent makes any representation that such publicly available documents or any other publicly available information regarding the Trust is accurate or complete.  Furthermore, we cannot give any assurance that all events occurring prior to the date hereof (including events that would affect the accuracy or completeness of the publicly available documents described above) that would affect the trading price of the XLU Shares (and therefore the price of the XLU Shares at the time we priced the securities) have been publicly disclosed.  Subsequent disclosure of any such events or the disclosure of or failure to disclose material future events concerning the Trust could affect the value received with respect to the securities and therefore the value of the securities.

Neither we nor any of our affiliates makes any representation to you as to the performance of the XLU Shares.

We and/or our affiliates may presently or from time to time engage in business with the Trust.  In the course of such business, we and/or our affiliates may acquire non-public information with respect to the Trust, and neither we nor any of our affiliates undertakes to disclose any such information to you.  In addition, one or more of our affiliates may publish research reports with respect to the XLU Shares.  The statements in the preceding two sentences are not intended to affect the rights of investors in the securities under the securities laws.  As a purchaser of the securities, you should undertake an independent investigation of the Trust as in your judgment is appropriate to make an informed decision with respect to an investment linked to the XLU Shares.

December 2019	Page 29

Morgan Stanley Finance LLC

Contingent Income Auto-Callable Securities due December 27, 2024, with 6-month Initial Non-Call Period

All Payments on the Securities Based on the Worst Performing of the Financial Select Sector SPDR® Fund, the Energy Select Sector SPDR® Fund and the Utilities Select Sector SPDR® Fund

Principal at Risk Securities

The securities are not sponsored, endorsed, sold, or promoted by the Trust. The Trust makes no representations or warranties to the owners of the securities or any member of the public regarding the advisability of investing in the securities. The Trust has no obligation or liability in connection with the operation, marketing, trading or sale of the securities.

“Standard & Poor’s®”, “S&P®”, “S&P 500®”, “SPDR®”, “Select Sector SPDR” and “Select Sector SPDRs” are trademarks of Standard & Poor’s Financial Services LLC (“S&P”), an affiliate of The McGraw-Hill Companies, Inc. (“MGH”). The securities are not sponsored, endorsed, sold, or promoted by S&P, MGH or the Trust. S&P, MGH and the Trust make no representations or warranties to the owners of the securities or any member of the public regarding the advisability of investing in the securities. S&P, MGH and the Trust have no obligation or liability in connection with the operation, marketing, trading or sale of the securities.

Utilities Select Sector Index. The Utilities Select Sector Index is calculated and disseminated by S&P and is designed to provide an effective representation of the utilities sector of the S&P 500® Index. The Utilities Select Sector Index includes companies in the following industries: (i) electric utilities, gas utilities, multi-utilities and water utilities and (ii) independent power and renewable electricity producers. See “The Utilities Select Sector Index” in the accompanying index supplement.

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Principal at Risk Securities

Additional Terms of the Securities

Please read this information in conjunction with the summary terms on the front cover of this document.

Additional Terms:
If the terms described herein are inconsistent with those described in the accompanying product supplement, index supplement or prospectus, the terms described herein shall control.
Interest period:	The monthly period from and including the original issue date (in the case of the first interest period) or the previous scheduled coupon payment date, as applicable, to but excluding the following scheduled coupon payment date, with no adjustment for any postponement thereof.
Record date:	The record date for each coupon payment date shall be the date one business day prior to such scheduled coupon payment date; provided, however, that any coupon payable at maturity (or upon early redemption) shall be payable to the person to whom the payment at maturity or early redemption payment, as the case may be, shall be payable.
Share underlying indices:

With respect to the XLF Shares, the S&P Financial Select Sector Index

With respect to the XLE Shares, the S&P Energy Select Sector Index

With respect to the XLU Shares, the S&P Utilities Select Sector Index

Share underlying index publishers:	With respect to the XLF Shares, the XLE Shares and the XLU Shares, S&P Dow Jones Indices LLC, or any successor thereof.
Downside threshold level:	The accompanying product supplement refers to the downside threshold level as the “trigger level.”
Day count convention:	Interest will be computed on the basis of a 360-day year of twelve 30-day months.
Postponement of coupon payment dates (including the maturity date) and early redemption dates:	If any observation date or redemption determination date is postponed due to a non-trading day or certain market disruption events with respect to any of the underlying shares so that it falls less than two business days prior to the relevant scheduled coupon payment date (including the maturity date) or early redemption date, as applicable, the coupon payment date (or the maturity date) or the early redemption date will be postponed to the second business day following that observation date or redemption determination date as postponed, and no adjustment will be made to any coupon payment or early redemption payment or payment at maturity made on that postponed date.
Trustee:	The Bank of New York Mellon
Calculation agent:	MS & Co.
Issuer notices to registered security holders, the trustee and the depositary:

In the event that the maturity date is postponed due to postponement of the final observation date, the issuer shall give notice of such postponement and, once it has been determined, of the date to which the maturity date has been rescheduled (i) to each registered holder of the securities by mailing notice of such postponement by first class mail, postage prepaid, to such registered holder’s last address as it shall appear upon the registry books, (ii) to the trustee by facsimile, confirmed by mailing such notice to the trustee by first class mail, postage prepaid, at its New York office and (iii) to The Depository Trust Company (the “depositary”) by telephone or facsimile confirmed by mailing such notice to the depositary by first class mail, postage prepaid. Any notice that is mailed to a registered holder of the securities in the manner herein provided shall be conclusively presumed to have been duly given to such registered holder, whether or not such registered holder receives the notice. The issuer shall give such notice as promptly as possible, and in no case later than (i) with respect to notice of postponement of the maturity date, the business day immediately preceding the scheduled maturity date and (ii) with respect to notice of the date to which the maturity date has been rescheduled, the business day immediately following the final observation date as postponed.

In the event that the securities are subject to early redemption, the issuer shall, (i) on the business day following the applicable redemption determination date, give notice of the early redemption and the early redemption payment, including specifying the payment date of the amount due upon the early redemption, (x) to each registered holder of the securities by mailing notice of such early redemption by first class mail, postage prepaid, to such registered holder’s last address as it shall appear upon the registry books, (y) to the trustee by facsimile confirmed by mailing such notice to the trustee by first class mail, postage prepaid, at its New York office and (z) to the depositary by telephone or facsimile confirmed by mailing such notice to the depositary by first class mail, postage prepaid, and (ii) on or prior to the early redemption date, deliver the aggregate cash amount due with respect to the securities to the trustee for delivery to the depositary, as holder of the securities. Any notice that is mailed to a registered holder of the securities in the manner herein provided shall be conclusively presumed to have been duly given to such registered holder, whether or not such registered

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Principal at Risk Securities

holder receives the notice. This notice shall be given by the issuer or, at the issuer’s request, by the trustee in the name and at the expense of the issuer, with any such request to be accompanied by a copy of the notice to be given.

The issuer shall, or shall cause the calculation agent to, (i) provide written notice to the trustee, on which notice the trustee may conclusively rely, and to the depositary of the amount of cash to be delivered as contingent monthly coupon, if any, with respect to each security on or prior to 10:30 a.m. (New York City time) on the business day preceding each coupon payment date, and (ii) deliver the aggregate cash amount due with respect to the contingent monthly coupon to the trustee for delivery to the depositary, as holder of the securities, on the applicable coupon payment date.

The issuer shall, or shall cause the calculation agent to, (i) provide written notice to the trustee, on which notice the trustee may conclusively rely, and to the depositary of the amount of cash to be delivered with respect to each stated principal amount of the securities, on or prior to 10:30 a.m. (New York City time) on the business day preceding the maturity date, and (ii) deliver the aggregate cash amount due with respect to the securities to the trustee for delivery to the depositary, as holder of the securities, on the maturity date.

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All Payments on the Securities Based on the Worst Performing of the Financial Select Sector SPDR® Fund, the Energy Select Sector SPDR® Fund and the Utilities Select Sector SPDR® Fund

Principal at Risk Securities

Additional Information About the Securities

Additional Information:
Minimum ticketing size:	$1,000 / 1 security
Tax considerations:

Prospective investors should note that the discussion under the section called “United States Federal Taxation” in the accompanying product supplement does not apply to the securities issued under this document and is superseded by the following discussion.

The following is a general discussion of the material U.S. federal income tax consequences and certain estate tax consequences of the ownership and disposition of the securities. This discussion applies only to investors in the securities who:

•     purchase the securities in the original offering; and

•     hold the securities as capital assets within the meaning of Section 1221 of the Internal Revenue Code of 1986, as amended (the “Code”).

This discussion does not describe all of the tax consequences that may be relevant to a holder in light of the holder’s particular circumstances or to holders subject to special rules, such as:

•     certain financial institutions;

•     insurance companies;

•     certain dealers and traders in securities or commodities;

•     investors holding the securities as part of a “straddle,” wash sale, conversion transaction, integrated transaction or constructive sale transaction;

•     U.S. Holders (as defined below) whose functional currency is not the U.S. dollar;

•     partnerships or other entities classified as partnerships for U.S. federal income tax purposes;

•     regulated investment companies;

•     real estate investment trusts; or

•     tax-exempt entities, including “individual retirement accounts” or “Roth IRAs” as defined in Section 408 or 408A of the Code, respectively.

If an entity that is classified as a partnership for U.S. federal income tax purposes holds the securities, the U.S. federal income tax treatment of a partner will generally depend on the status of the partner and the activities of the partnership. If you are a partnership holding the securities or a partner in such a partnership, you should consult your tax adviser as to the particular U.S. federal tax consequences of holding and disposing of the securities to you.

As the law applicable to the U.S. federal income taxation of instruments such as the securities is technical and complex, the discussion below necessarily represents only a general summary. The effect of any applicable state, local or non-U.S. tax laws is not discussed, nor are any alternative minimum tax consequences or consequences resulting from the Medicare tax on investment income. Moreover, the discussion below does not address the consequences to taxpayers subject to special tax accounting rules under Section 451(b) of the Code.

This discussion is based on the Code, administrative pronouncements, judicial decisions and final, temporary and proposed Treasury regulations, all as of the date hereof, changes to any of which subsequent to the date hereof may affect the tax consequences described herein. Persons considering the purchase of the securities should consult their tax advisers with regard to the application of the U.S. federal income tax laws to their particular situations as well as any tax consequences arising under the laws of any state, local or non-U.S. taxing jurisdiction.

General

Due to the absence of statutory, judicial or administrative authorities that directly address the treatment of the securities or instruments that are similar to the securities for U.S. federal

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Principal at Risk Securities

income tax purposes, no assurance can be given that the IRS or a court will agree with the tax treatment described herein. We intend to treat a security for U.S. federal income tax purposes as a single financial contract that provides for a coupon that will be treated as gross income to you at the time received or accrued in accordance with your regular method of tax accounting. In the opinion of our counsel, Davis Polk & Wardwell LLP, this treatment of the securities is reasonable under current law; however, our counsel has advised us that it is unable to conclude affirmatively that this treatment is more likely than not to be upheld, and that alternative treatments are possible.

You should consult your tax adviser regarding all aspects of the U.S. federal tax consequences of an investment in the securities (including possible alternative treatments of the securities). Unless otherwise stated, the following discussion is based on the treatment of each security as described in the previous paragraph.

Tax Consequences to U.S. Holders

This section applies to you only if you are a U.S. Holder. As used herein, the term “U.S. Holder” means a beneficial owner of a security that is, for U.S. federal income tax purposes:

•     a citizen or individual resident of the United States;

•     a corporation, or other entity taxable as a corporation, created or organized in or under the laws of the United States, any state thereof or the District of Columbia; or

•     an estate or trust the income of which is subject to U.S. federal income taxation regardless of its source.

Tax Treatment of the Securities

Assuming the treatment of the securities as set forth above is respected, the following U.S. federal income tax consequences should result.

Tax Basis. A U.S. Holder’s tax basis in the securities should equal the amount paid by the U.S. Holder to acquire the securities.

Tax Treatment of Coupon Payments. Any coupon payment on the securities should be taxable as ordinary income to a U.S. Holder at the time received or accrued, in accordance with the U.S. Holder’s regular method of accounting for U.S. federal income tax purposes.

Sale, Exchange or Settlement of the Securities. Upon a sale, exchange or settlement of the securities, a U.S. Holder should recognize gain or loss equal to the difference between the amount realized on the sale, exchange or settlement and the U.S. Holder’s tax basis in the securities sold, exchanged or settled. For this purpose, the amount realized does not include any coupon paid at settlement and may not include sale proceeds attributable to an accrued coupon, which may be treated as a coupon payment. Any such gain or loss recognized should be long-term capital gain or loss if the U.S. Holder has held the securities for more than one year at the time of the sale, exchange or settlement, and should be short-term capital gain or loss otherwise. The ordinary income treatment of the coupon payments, in conjunction with the capital loss treatment of any loss recognized upon the sale, exchange or settlement of the securities, could result in adverse tax consequences to holders of the securities because the deductibility of capital losses is subject to limitations.

Possible Alternative Tax Treatments of an Investment in the Securities

Due to the absence of authorities that directly address the proper tax treatment of the securities, no assurance can be given that the IRS will accept, or that a court will uphold, the treatment described above. In particular, the IRS could seek to analyze the U.S. federal income tax consequences of owning the securities under Treasury regulations governing contingent payment debt instruments (the “Contingent Debt Regulations”). If the IRS were successful in asserting that the Contingent Debt Regulations applied to the securities, the timing and character of income thereon would be significantly affected. Among other things, a U.S. Holder would be required to accrue into income original issue discount on the securities every year at a “comparable yield” determined at the time of their issuance, adjusted upward or downward to reflect the difference, if any, between the actual and the projected amount of any contingent payments on the securities. Furthermore, any gain realized by a U.S. Holder at

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Principal at Risk Securities

maturity or upon a sale, exchange or other disposition of the securities would be treated as ordinary income, and any loss realized would be treated as ordinary loss to the extent of the U.S. Holder’s prior accruals of original issue discount and as capital loss thereafter. The risk that financial instruments providing for buffers, triggers or similar downside protection features, such as the securities, would be recharacterized as debt is greater than the risk of recharacterization for comparable financial instruments that do not have such features.

Other alternative federal income tax treatments of the securities are possible, which, if applied, could significantly affect the timing and character of the income or loss with respect to the securities. In 2007, the U.S. Treasury Department and the IRS released a notice requesting comments on the U.S. federal income tax treatment of “prepaid forward contracts” and similar instruments. The notice focuses on whether to require holders of “prepaid forward contracts” and similar instruments to accrue income over the term of their investment. It also asks for comments on a number of related topics, including the character of income or loss with respect to these instruments; whether short-term instruments should be subject to any such accrual regime; the relevance of factors such as the exchange–traded status of the instruments and the nature of the underlying property to which the instruments are linked; whether these instruments are or should be subject to the “constructive ownership” rule, which very generally can operate to recharacterize certain long-term capital gain as ordinary income and impose an interest charge; and appropriate transition rules and effective dates. While it is not clear whether instruments such as the securities would be viewed as similar to the prepaid forward contracts described in the notice, any Treasury regulations or other guidance promulgated after consideration of these issues could materially and adversely affect the tax consequences of an investment in the securities, possibly with retroactive effect. U.S. Holders should consult their tax advisers regarding the U.S. federal income tax consequences of an investment in the securities, including possible alternative treatments and the issues presented by this notice.

Backup Withholding and Information Reporting

Backup withholding may apply in respect of payments on the securities and the payment of proceeds from a sale, exchange or other disposition of the securities, unless a U.S. Holder provides proof of an applicable exemption or a correct taxpayer identification number and otherwise complies with applicable requirements of the backup withholding rules. The amounts withheld under the backup withholding rules are not an additional tax and may be refunded, or credited against the U.S. Holder’s U.S. federal income tax liability, provided that the required information is timely furnished to the IRS.  In addition, information returns will be filed with the IRS in connection with payments on the securities and the payment of proceeds from a sale, exchange or other disposition of the securities, unless the U.S. Holder provides proof of an applicable exemption from the information reporting rules.

Tax Consequences to Non-U.S. Holders

This section applies to you only if you are a Non-U.S. Holder. As used herein, the term “Non-U.S. Holder” means a beneficial owner of a security that is for U.S. federal income tax purposes:

•     an individual who is classified as a nonresident alien;

•     a foreign corporation; or

•     a foreign estate or trust.

The term “Non-U.S. Holder” does not include any of the following holders:

•     a holder who is an individual present in the United States for 183 days or more in the taxable year of disposition and who is not otherwise a resident of the United States for U.S. federal income tax purposes;

•     certain former citizens or residents of the United States; or

•     a holder for whom income or gain in respect of the securities is effectively connected with the conduct of a trade or business in the United States.

Such holders should consult their tax advisers regarding the U.S. federal income tax consequences of an investment in the securities.

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Principal at Risk Securities

Although significant aspects of the tax treatment of each security are uncertain, we intend to withhold on any coupon paid to a Non-U.S. Holder generally at a rate of 30% or at a reduced rate specified by an applicable income tax treaty under an “other income” or similar provision. We will not be required to pay any additional amounts with respect to amounts withheld. In order to claim an exemption from, or a reduction in, the 30% withholding tax, a Non-U.S. Holder of the securities must comply with certification requirements to establish that it is not a U.S. person and is eligible for such an exemption or reduction under an applicable tax treaty. If you are a Non-U.S. Holder, you should consult your tax adviser regarding the tax treatment of the securities, including the possibility of obtaining a refund of any withholding tax and the certification requirement described above.

Section 871(m) Withholding Tax on Dividend Equivalents

Section 871(m) of the Code and Treasury regulations promulgated thereunder (“Section 871(m)”) generally impose a 30% (or a lower applicable treaty rate) withholding tax on dividend equivalents paid or deemed paid to Non-U.S. Holders with respect to certain financial instruments linked to U.S. equities or indices that include U.S. equities (each, an “Underlying Security”). Subject to certain exceptions, Section 871(m) generally applies to securities that substantially replicate the economic performance of one or more Underlying Securities, as determined based on tests set forth in the applicable Treasury regulations (a “Specified Security”). However, pursuant to an IRS notice, Section 871(m) will not apply to securities issued before January 1, 2021 that do not have a delta of one with respect to any Underlying Security. Based on our determination that the securities do not have a delta of one with respect to any Underlying Security, our counsel is of the opinion that the securities should not be Specified Securities and, therefore, should not be subject to Section 871(m).

Our determination is not binding on the IRS, and the IRS may disagree with this determination. Section 871(m) is complex and its application may depend on your particular circumstances, including whether you enter into other transactions with respect to an Underlying Security. If Section 871(m) withholding is required, we will not be required to pay any additional amounts with respect to the amounts so withheld. You should consult your tax adviser regarding the potential application of Section 871(m) to the securities.

U.S. Federal Estate Tax

Individual Non-U.S. Holders and entities the property of which is potentially includible in such an individual’s gross estate for U.S. federal estate tax purposes (for example, a trust funded by such an individual and with respect to which the individual has retained certain interests or powers) should note that, absent an applicable treaty exemption, the securities may be treated as U.S.-situs property subject to U.S. federal estate tax. Prospective investors that are non-U.S. individuals, or are entities of the type described above, should consult their tax advisers regarding the U.S. federal estate tax consequences of an investment in the securities.

Backup Withholding and Information Reporting

Information returns will be filed with the IRS in connection with any coupon payment and may be filed with the IRS in connection with the payment at maturity on the securities and the payment of proceeds from a sale, exchange or other disposition. A Non-U.S. Holder may be subject to backup withholding in respect of amounts paid to the Non-U.S. Holder, unless such Non-U.S. Holder complies with certification procedures to establish that it is not a U.S. person for U.S. federal income tax purposes or otherwise establishes an exemption. The amount of any backup withholding from a payment to a Non-U.S. Holder will be allowed as a credit against the Non-U.S. Holder’s U.S. federal income tax liability and may entitle the Non-U.S. Holder to a refund, provided that the required information is timely furnished to the IRS.

FATCA

Legislation commonly referred to as “FATCA” generally imposes a withholding tax of 30% on payments to certain non-U.S. entities (including financial intermediaries) with respect to certain financial instruments, unless various U.S. information reporting and due diligence requirements have been satisfied. An intergovernmental agreement between the United States and the non-U.S. entity’s jurisdiction may modify these requirements. FATCA generally

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Principal at Risk Securities

applies to certain financial instruments that are treated as paying U.S.-source interest or other U.S.-source “fixed or determinable annual or periodical” income (“FDAP income”). Withholding (if applicable) applies to payments of U.S.-source FDAP income and to payments of gross proceeds of the disposition (including upon retirement) of certain financial instruments treated as providing for U.S.-source interest or dividends. Under recently proposed regulations (the preamble to which specifies that taxpayers are permitted to rely on them pending finalization), no withholding will apply on payments of gross proceeds (other than amounts treated as FDAP income). While the treatment of the securities is unclear, you should assume that any coupon payment with respect to the securities will be subject to the FATCA rules. If withholding applies to the securities, we will not be required to pay any additional amounts with respect to amounts withheld. Both U.S. and Non-U.S. Holders should consult their tax advisers regarding the potential application of FATCA to the securities.

The discussion in the preceding paragraphs, insofar as it purports to describe provisions of U.S. federal income tax laws or legal conclusions with respect thereto, constitutes the full opinion of Davis Polk & Wardwell LLP regarding the material U.S. federal tax consequences of an investment in the securities.

Use of proceeds and hedging:

The proceeds from the sale of the securities will be used by us for general corporate purposes. We will receive, in aggregate, $1,000 per security issued, because, when we enter into hedging transactions in order to meet our obligations under the securities, our hedging counterparty will reimburse the cost of the agent’s commissions. The costs of the securities borne by you and described beginning on page 3 above comprise the agent’s commissions and the cost of issuing, structuring and hedging the securities.

On or prior to the pricing date, we hedged our anticipated exposure in connection with the securities by entering into hedging transactions with our affiliates and/or third party dealers. We expect our hedging counterparties to have taken positions in the underlying shares and in futures and/or options contracts on the underlying shares or any component stocks of the share underlying indices. Such purchase activity could have increased the initial share price of one or more of the underlying shares and, therefore, could have increased (i) the value at or above which such underlying shares must close on the redemption determination dates so that the securities are redeemed prior to maturity for the early redemption payment (depending also on the performance of the other underlying shares), (ii) the coupon threshold level for such underlying shares, which is the value at or above which the underlying shares must close on the observation dates so that you receive a contingent monthly coupon on the securities (depending also on the performance of the other underlying shares), and (iii) the downside threshold level for such underlying shares, which is the value at or above which such underlying shares must close on the final observation date, so that you are not exposed to the negative performance of the worst performing underlying shares at maturity (depending also on the performance of the other underlying shares). These entities may be unwinding or adjusting hedge positions during the term of the securities, and the hedging strategy may involve greater and more frequent dynamic adjustments to the hedge as the final observation date approaches. Additionally, our hedging activities, as well as our other trading activities, during the term of the securities could potentially affect the value of any of the underlying shares on the redemption determination dates and other observation dates and, accordingly, whether we redeem the securities prior to maturity, whether we pay a contingent monthly coupon on the securities and the amount of cash you will receive at maturity, if any. For further information on our use of proceeds and hedging, see “Use of Proceeds and Hedging” in the accompanying product supplement.

Benefit plan investor considerations:

Each fiduciary of a pension, profit-sharing or other employee benefit plan subject to Title I of the Employee Retirement Income Security Act of 1974, as amended (“ERISA”) (a “Plan”), should consider the fiduciary standards of ERISA in the context of the Plan’s particular circumstances before authorizing an investment in the securities. Accordingly, among other factors, the fiduciary should consider whether the investment would satisfy the prudence and diversification requirements of ERISA and would be consistent with the documents and instruments governing the Plan.

In addition, we and certain of our affiliates, including MS & Co., may each be considered a “party in interest” within the meaning of ERISA, or a “disqualified person” within the meaning of the Internal Revenue Code of 1986, as amended (the “Code”), with respect to many Plans, as well as many individual retirement accounts and Keogh plans (such accounts and plans, together with other plans, accounts and arrangements subject to Section 4975 of the Code, also “Plans”). ERISA Section 406 and Code Section 4975 generally prohibit transactions

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between Plans and parties in interest or disqualified persons. Prohibited transactions within the meaning of ERISA or the Code would likely arise, for example, if the securities are acquired by or with the assets of a Plan with respect to which MS & Co. or any of its affiliates is a service provider or other party in interest, unless the securities are acquired pursuant to an exemption from the “prohibited transaction” rules. A violation of these “prohibited transaction” rules could result in an excise tax or other liabilities under ERISA and/or Section 4975 of the Code for those persons, unless exemptive relief is available under an applicable statutory or administrative exemption.

The U.S. Department of Labor has issued five prohibited transaction class exemptions (“PTCEs”) that may provide exemptive relief for direct or indirect prohibited transactions resulting from the purchase or holding of the securities. Those class exemptions are PTCE 96-23 (for certain transactions determined by in-house asset managers), PTCE 95-60 (for certain transactions involving insurance company general accounts), PTCE 91-38 (for certain transactions involving bank collective investment funds), PTCE 90-1 (for certain transactions involving insurance company separate accounts) and PTCE 84-14 (for certain transactions determined by independent qualified professional asset managers). In addition, ERISA Section 408(b)(17) and Code Section 4975(d)(20) provide an exemption for the purchase and sale of securities and the related lending transactions, provided that neither the issuer of the securities nor any of its affiliates has or exercises any discretionary authority or control or renders any investment advice with respect to the assets of the Plan involved in the transaction and provided further that the Plan pays no more, and receives no less, than “adequate consideration” in connection with the transaction (the so-called “service provider” exemption). There can be no assurance that any of these class or statutory exemptions will be available with respect to transactions involving the securities.

Because we may be considered a party in interest with respect to many Plans, the securities may not be purchased, held or disposed of by any Plan, any entity whose underlying assets include “plan assets” by reason of any Plan’s investment in the entity (a “Plan Asset Entity”) or any person investing “plan assets” of any Plan, unless such purchase, holding or disposition is eligible for exemptive relief, including relief available under PTCEs 96-23, 95-60, 91-38, 90-1, 84-14 or the service provider exemption or such purchase, holding or disposition is otherwise not prohibited. Any purchaser, including any fiduciary purchasing on behalf of a Plan, transferee or holder of the securities will be deemed to have represented, in its corporate and its fiduciary capacity, by its purchase and holding of the securities that either (a) it is not a Plan or a Plan Asset Entity and is not purchasing such securities on behalf of or with “plan assets” of any Plan or with any assets of a governmental, non-U.S. or church plan that is subject to any federal, state, local or non-U.S. law that is substantially similar to the provisions of Section 406 of ERISA or Section 4975 of the Code (“Similar Law”) or (b) its purchase, holding and disposition of these securities will not constitute or result in a non-exempt prohibited transaction under Section 406 of ERISA or Section 4975 of the Code or violate any Similar Law.

Due to the complexity of these rules and the penalties that may be imposed upon persons involved in non-exempt prohibited transactions, it is particularly important that fiduciaries or other persons considering purchasing the securities on behalf of or with “plan assets” of any Plan consult with their counsel regarding the availability of exemptive relief.

The securities are contractual financial instruments. The financial exposure provided by the securities is not a substitute or proxy for, and is not intended as a substitute or proxy for, individualized investment management or advice for the benefit of any purchaser or holder of the securities. The securities have not been designed and will not be administered in a manner intended to reflect the individualized needs and objectives of any purchaser or holder of the securities.

Each purchaser or holder of any securities acknowledges and agrees that:

(i)    the purchaser or holder or its fiduciary has made and shall make all investment decisions for the purchaser or holder and the purchaser or holder has not relied and shall not rely in any way upon us or our affiliates to act as a fiduciary or adviser of the purchaser or holder with respect to (A) the design and terms of the securities, (B) the purchaser or holder’s investment in the securities, or (C) the exercise of or failure to exercise any rights we have under or with respect to the securities;

(ii)   we and our affiliates have acted and will act solely for our own account in connection

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with (A) all transactions relating to the securities and (B) all hedging transactions in connection with our obligations under the securities;

(iii)  any and all assets and positions relating to hedging transactions by us or our affiliates are assets and positions of those entities and are not assets and positions held for the benefit of the purchaser or holder;

(iv)  our interests are adverse to the interests of the purchaser or holder; and

(v)   neither we nor any of our affiliates is a fiduciary or adviser of the purchaser or holder in connection with any such assets, positions or transactions, and any information that we or any of our affiliates may provide is not intended to be impartial investment advice.

Each purchaser and holder of the securities has exclusive responsibility for ensuring that its purchase, holding and disposition of the securities do not violate the prohibited transaction rules of ERISA or the Code or any Similar Law. The sale of any securities to any Plan or plan subject to Similar Law is in no respect a representation by us or any of our affiliates or representatives that such an investment meets all relevant legal requirements with respect to investments by plans generally or any particular plan, or that such an investment is appropriate for plans generally or any particular plan. In this regard, neither this discussion nor anything provided in this document is or is intended to be investment advice directed at any potential Plan purchaser or at Plan purchasers generally and such purchasers of these securities should consult and rely on their own counsel and advisers as to whether an investment in these securities is suitable.

However, individual retirement accounts, individual retirement annuities and Keogh plans, as well as employee benefit plans that permit participants to direct the investment of their accounts, will not be permitted to purchase or hold the securities if the account, plan or annuity is for the benefit of an employee of Morgan Stanley, Morgan Stanley Wealth Management or a family member and the employee receives any compensation (such as, for example, an addition to bonus) based on the purchase of the securities by the account, plan or annuity.

Additional considerations:	Client accounts over which Morgan Stanley, Morgan Stanley Wealth Management or any of their respective subsidiaries have investment discretion are not permitted to purchase the securities, either directly or indirectly.
Supplemental information regarding plan of distribution; conflicts of interest:

Selected dealers, which may include our affiliates, and their financial advisors will collectively receive from the agent a fixed sales commission of $33.50 for each security they sell.

MS & Co. is an affiliate of MSFL and a wholly owned subsidiary of Morgan Stanley, and it and other affiliates of ours expect to make a profit by selling, structuring and, when applicable, hedging the securities.

MS & Co. will conduct this offering in compliance with the requirements of FINRA Rule 5121 of the Financial Industry Regulatory Authority, Inc., which is commonly referred to as FINRA, regarding a FINRA member firm’s distribution of the securities of an affiliate and related conflicts of interest. MS & Co. or any of our other affiliates may not make sales in this offering to any discretionary account. See “Plan of Distribution (Conflicts of Interest)” and “Use of Proceeds and Hedging” in the accompanying product supplement for auto-callable securities.

Validity of the securities:	In the opinion of Davis Polk & Wardwell LLP, as special counsel to MSFL and Morgan Stanley, when the securities offered by this pricing supplement have been executed and issued by MSFL, authenticated by the trustee pursuant to the MSFL Senior Debt Indenture (as defined in the accompanying prospectus) and delivered against payment as contemplated herein, such securities will be valid and binding obligations of MSFL and the related guarantee will be a valid and binding obligation of Morgan Stanley, enforceable in accordance with their terms, subject to applicable bankruptcy, insolvency and similar laws affecting creditors’ rights generally, concepts of reasonableness and equitable principles of general applicability (including, without limitation, concepts of good faith, fair dealing and the lack of bad faith), provided that such counsel expresses no opinion as to (i) the effect of fraudulent conveyance, fraudulent transfer or similar provision of applicable law on the conclusions expressed above and (ii) any provision of the MSFL Senior Debt Indenture that purports to avoid the effect of fraudulent conveyance, fraudulent transfer or similar provision of applicable law by limiting the amount of Morgan Stanley’s obligation under the related guarantee. This opinion is given as of the date hereof and is limited to the laws of the State of New York, the General Corporation

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Morgan Stanley Finance LLC

Contingent Income Auto-Callable Securities due December 27, 2024, with 6-month Initial Non-Call Period

All Payments on the Securities Based on the Worst Performing of the Financial Select Sector SPDR® Fund, the Energy Select Sector SPDR® Fund and the Utilities Select Sector SPDR® Fund

Principal at Risk Securities

Law of the State of Delaware and the Delaware Limited Liability Company Act. In addition, this opinion is subject to customary assumptions about the trustee’s authorization, execution and delivery of the MSFL Senior Debt Indenture and its authentication of the securities and the validity, binding nature and enforceability of the MSFL Senior Debt Indenture with respect to the trustee, all as stated in the letter of such counsel dated November 16, 2017, which is Exhibit 5-a to the Registration Statement on Form S-3 filed by Morgan Stanley on November 16, 2017.
Where you can find more information:

Morgan Stanley and MSFL have filed a registration statement (including a prospectus, as supplemented by the product supplement for auto-callable securities and the index supplement) with the Securities and Exchange Commission, or SEC, for the offering to which this communication relates. You should read the prospectus in that registration statement, the product supplement for auto-callable securities, the index supplement and any other documents relating to this offering that MSFL and Morgan Stanley have filed with the SEC for more complete information about Morgan Stanley and this offering. You may get these documents without cost by visiting EDGAR on the SEC web site at.www.sec.gov. Alternatively, MSFL, Morgan Stanley, any underwriter or any dealer participating in the offering will arrange to send you the prospectus, the index supplement and the product supplement for auto-callable securities if you so request by calling toll-free 1-(800)-584-6837.

You may access these documents on the SEC web site at.www.sec.gov as follows:

Product Supplement for Auto-Callable Securities dated November 16, 2017

Index Supplement dated November 16, 2017

Prospectus dated November 16, 2017

Terms used but not defined in this document are defined in the product supplement for auto-callable securities or in the prospectus.

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